UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FIRST UNITED CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED MARCH 7, 2022

FIRST UNITED CORPORATION

19 South Second Street

Oakland, Maryland 21550-0009

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 31, 2022

Dear Shareholders of First United Corporation:

Notice is hereby given that the 2021 Annual Meeting of the Shareholders (the “2022 Annual Meeting”) of First United Corporation (the “Corporation”) will be held at 10:00 a.m., Eastern Time, on May 12, 2022, and at any adjournment or postponement thereof. Due to the public health impact of the COVID-19 pandemic and to assist in protecting the health and well-being of our shareholders, employees and the community, the 2022 Annual Meeting will be held in a virtual-only format through the Internet website, www.meetnow.global/FUNC2022.

The purposes of the 2022 Annual Meeting are to vote on several matters being proposed by the Corporation’s Board of Directors (the “Board”):

1	To vote on the election of the two nominees named in the Board’s Proxy Statement and accompanying form of Proxy to serve on the Board, each until the 2023 Annual Meeting of Shareholders and until her successor is duly elected and qualified (Proposal 1);
2	To approve an amendment to the Corporation’s charter (the “Charter”) to reduce the votes required to approve certain shareholder actions, from two-thirds of all votes entitled to be cast on the matter to a majority of all votes entitled to be cast on the matter (Proposal 2);
3	To approve, by a non-binding advisory vote, the compensation paid to the Corporation’s named executive officers for 2021 (Proposal 3);
4	To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for 2022 (Proposal 4); and
5	If necessary or appropriate, to approve the adjournment or postponement of the 2022 Annual Meeting to a later date or dates to permit further solicitation of additional proxies in the event there are not sufficient votes at the special meeting to approve any of the foregoing Proposals (Proposal 5).

In the event that any other business properly comes before the 2022 Annual Meeting or at any adjournment or postponement thereof, shareholders will also be asked to vote on such business.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Shareholders. The Board recommends a vote on the enclosed Proxy Card “FOR” each of the two director nominees named in the Proxy Statement and “FOR” each of Proposals 2, 3, 4, and 5.

The Board has fixed February 28, 2022 (the “Record Date”) as the record date for purposes of determining shareholders who are entitled to notice of, and to vote at, the 2022 Annual Meeting, pursuant to the Maryland General Corporation Law. The 2022 Annual Meeting may be adjourned or postponed from time to time. At any adjourned or postponed meeting, action with respect to matters specified in this notice may be taken without further notice to shareholders, unless required by law or the Bylaws.

Whether or not you expect to attend the virtual 2022 Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods by (i) accessing the Internet voting site, available at www.envisionreports.com/FUNC, (ii) calling (800) 652-8683, or (iii) signing, dating and returning the Proxy Card or Voting Instruction Form provided to you. You are urged to complete and submit the enclosed Proxy Card, even if your shares have been sold after the Record Date.

If your shares of common stock are held in a brokerage account or by a bank, trustee or other nominee (i.e., your shares are held in “street name”), you will receive a Voting Instruction Form from that nominee. You must provide voting instructions by completing the Voting Instruction Form and returning it to your broker, bank, trustee or other nominee for your shares to be voted. We recommend that you instruct your broker, bank, trustee or other nominee to vote your shares on the enclosed Voting Instruction Form. The proxy is revocable and will not affect your right to vote in person if you attend the 2022 Annual Meeting.

You will be able to attend the 2022 Annual Meeting regardless of how your shares of common stock are held, but only shareholders of record, beneficial owners who have obtained a “legal proxy” from their brokers, banks, trustees, or other nominees, and other persons who hold valid proxies will be able to vote in person (virtually) at the 2022 Annual Meeting.

•	Shareholders of Record

O	If you were a shareholder of record as of the Record Date and your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you may attend and vote at the 2022 Annual Meeting by visiting the meeting website, www.meetnow.global/FUNC2022, at the time of the 2022 Annual Meeting. To vote, you will need to have available your proxy card, or Notice, containing your control number available and follow the instructions provided on the meeting website.

•	Beneficial Owners

O	If you were not a record holder but were a beneficial owner and your shares were held by a broker, bank, trustee or other nominee in “street name” as of the Record Date, then you may attend the 2022 Annual Meeting by visiting the meeting website, www.meetnow.global/FUNC2022, at the time of the 2022 Annual Meeting. To vote in person (virtually) at the 2022 Annual Meeting, you will need to obtain a legal proxy from your broker, bank, trustee, or other nominee and e-mail that legal proxy to Computershare Trust Company, N.A. (“Computershare”) at legalproxy@computershare.com, with a subject line that reads “Legal Proxy”. Your e-mail and legal proxy must be received by Computershare no later than 5:00 p.m., Eastern Time, on May 9, 2022. You will receive confirmation of your submission, along with a control number, from Computershare. At the time of the meeting, go to meeting website and enter your control number.

Anyone acting as proxy agent for a shareholder must present a proxy card that has been properly executed by the shareholder, that authorizes the agent to so act, and that is in form and substance satisfactory to the Inspector of Election and consistent with the Bylaws.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE 2022 ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE 2022 ANNUAL MEETING VIRTUALLY. ACCORDINGLY, AFTER READING THE PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD AND PROMPTLY SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR MAIL AS DESCRIBED ON THE PROXY CARD. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE 2022 ANNUAL MEETING VIRTUALLY, WE RECOMMEND THAT YOU VOTE USING THE PROXY CARD PRIOR TO THE 2022 ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE 2022 ANNUAL MEETING, IF YOU ARE A RECORD HOLDER OF SHARES, OR A BENEFICIAL HOLDER WHO OBTAINS A LEGAL PROXY FROM YOUR BROKER, BANK, TRUSTEE, OR OTHER NOMINEE, YOU STILL MAY ATTEND THE VIRTUAL 2022 ANNUAL MEETING AND VOTE YOUR SHARES AT THE 2022 ANNUAL MEETING.

Regardless of the number of shares of common stock of the Corporation that you own, your vote will be important. Thank you for your continued support, interest and investment in First United.

By order of the Board of Directors

TONYA K. STURM

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING TO BE HELD ON MAY 12, 2022.

The Proxy Statement, the accompanying Proxy Card, and the Corporation’s Annual Report to Shareholders (including its Annual Report on Form 10-K for the year ended December 31, 2021) are available free of charge at www.envisionreports.com/FUNC. Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement.

Please sign, date and promptly return the Proxy Card, or grant a proxy and give voting instructions by Internet or telephone, so that you may be represented at the 2022 Annual Meeting. Instructions are on your Proxy Card or on the Voting Instruction Form provided by your bank, broker, trust or other nominee.

Brokers might not be able to vote on any of the proposals without your instructions.

********************

The Board’s Proxy Statement provides a detailed description of the business to be conducted at the 2022 Annual Meeting. We urge you to read the Proxy Statement, including the appendices, carefully and in their entirety.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED MARCH 7, 2022

FIRST UNITED CORPORATION

19 South Second Street

Oakland, Maryland 21550-0009

(800) 470-4356

PROXY STATEMENT

This Proxy Statement and the accompanying Proxy Card are being furnished in connection with the solicitation by the Board of Directors (the “Board”) of First United Corporation, a Maryland corporation (the “Corporation”), of proxies to be voted at the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on May 12, 2022, and at any adjournment or postponement thereof. Due to the public health impact of the COVID-19 pandemic and to assist in protecting the health and well-being of our shareholders, employees and the community, the 2022 Annual Meeting will be held in a virtual-only format through the Internet website, www.meetnow.global/FUNC2022. This Proxy Statement and Proxy Card, along with the 2021 Annual Report to Shareholders (including the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021) will be first sent or given to shareholders on or about March 31, 2022.

For information about how to attend and vote in person (virtually) at the 2022 Annual Meeting, see “When and where will the 2022 Annual Meeting be held?” below.

As used in this Proxy Statement, the terms “the Corporation”, “we”, “us”, and “our” refer to First United Corporation and, unless the context clearly requires otherwise, its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING

Why am I receiving this Proxy Statement?

The Board has fixed February 28, 2022 (the “Record Date”) as the record date for purposes of determining shareholders who are entitled to notice of, and to vote at, the 2022 Annual Meeting pursuant to the Maryland General Corporation Law (the “MGCL”). You are receiving this Proxy Statement because you owned shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on the Record Date, and the Board is soliciting proxy votes with respect to the following matters that will be presented at the 2022 Annual Meeting, as well as such other business as may be properly brought before the meeting or any adjournment or postponement thereof:

1	To vote on the election of the two nominees named in the Board’s Proxy Statement and accompanying form of Proxy to serve on the Board, each until the 2023 Annual Meeting of Shareholders and until her successor is duly elected and qualified (Proposal 1);
2	To approve an amendment to the Corporation’s charter (the “Charter”) to reduce the votes required to approve certain shareholder actions, from two-thirds of all votes entitled to be cast on the matter to a majority of all votes entitled to be cast on the matter (Proposal 2);
3	To approve, by a non-binding advisory vote, the compensation paid to the Corporation’s named executive officers for 2021 (Proposal 3);
4	To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for 2022 (Proposal 4); and
5	If necessary or appropriate, to approve the adjournment or postponement of the 2022 Annual Meeting to a later date or dates to permit further solicitation of additional proxies in the event there are not sufficient votes at the special meeting to approve any of the foregoing Proposals (Proposal 5).

As further described below, we request that you promptly vote your shares to express your support of or opposition to the proposals.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2, 3, 4 AND 5.

Is my vote important?

Your vote will be particularly important at the 2022 Annual Meeting because one of the Board’s proposals (Proposal 2) seeks shareholder approval of an amendment to the Charter, which requires the affirmative vote of shareholders who hold at least two-thirds of all issued and outstanding shares of the Common Stock.

To vote at the 2022 Annual Meeting, you must complete, sign, date and return the enclosed Proxy Card, or follow the instructions provided in the Proxy Card for submitting a proxy over the Internet or by telephone, or vote in person (virtually) at the 2022 Annual Meeting.

When and where will the 2022 Annual Meeting be held?

The 2022 Annual Meeting is scheduled to be held at 10:00 a.m., Eastern Time, on May 12, 2022. Due to the public health impact of the COVID-19 pandemic and to assist in protecting the health and well-being of our shareholders, employees and the community, the 2022 Annual Meeting will be held in a virtual-only format.

You will be able to attend the 2022 Annual Meeting regardless of how your shares of common stock are held, but only shareholders of record and beneficial owners who have obtained a “legal proxy” from their brokers, banks, trustees, or other nominees will be able to vote at the 2022 Annual Meeting in person (virtually).

•	Shareholders of Record

O	If you were a shareholder of record as of the Record Date and your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you may attend and vote at the 2022 Annual Meeting by visiting the meeting website, www.meetnow.global/FUNC2022, at the time of the 2022 Annual Meeting. To vote, you will need to have available your proxy card, or Notice, containing your control number available and follow the instructions provided on the meeting website.

•	Beneficial Owners

O	If you were not a record holder but were a beneficial owner and your shares were held by a broker, bank, trustee or other nominee in “street name” as of the Record Date, then you may attend the 2022 Annual Meeting by visiting the meeting website, www.meetnow.global/FUNC2022, at the time of the 2022 Annual Meeting. To vote in person (virtually) at the 2022 Annual Meeting, you will need to obtain a legal proxy from your broker, bank, trustee, or other nominee and e-mail that legal proxy to Computershare Trust Company, N.A. (“Computershare”) at legalproxy@computershare.com, with a subject line that reads “Legal Proxy”. Your e-mail and legal proxy must be received by Computershare no later than 5:00 p.m., Eastern Time, on May 9, 2022. You will receive confirmation of your submission, along with a control number, from Computershare. At the time of the meeting, go to meeting website and enter your control number.

Who is soliciting my vote?

The Board is soliciting your proxy to vote your shares of Common Stock on all matters scheduled to come before the 2022 Annual Meeting, whether or not you attend the virtual 2022 Annual Meeting. By completing, signing, dating and returning the Proxy Card or Voting Instruction Form, or by submitting your proxy and voting instructions over the Internet or by telephone, you are authorizing the persons named as proxies to vote your shares of Common Stock at the 2022 Annual Meeting as you have instructed. Proxies will be solicited on behalf of the Board by the Corporation’s directors, director nominees, and certain executive officers and other employees of the Corporation.

What are the Board’s recommendations?

Our Board unanimously recommends that you vote with respect to the proposals as follows:

FOR	1	To vote on the election of the two nominees named in the Board’s Proxy Statement and accompanying form of Proxy to serve on the Board, each until the 2023 Annual Meeting of Shareholders and until her successor is duly elected and qualified (Proposal 1);
FOR	2	To approve an amendment to the Charter to reduce the votes required to approve certain shareholder actions, from two-thirds of all votes entitled to be cast on the matter to a majority of all votes entitled to be cast on the matter (Proposal 2);
FOR	3	To approve, by a non-binding advisory vote, the compensation paid to the Corporation’s named executive officers for 2021 (Proposal 3);
FOR	4	To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for 2022 (Proposal 4); and
FOR	5	If necessary or appropriate, to approve the adjournment or postponement of the 2022 Annual Meeting to a later date or dates to permit further solicitation of additional proxies in the event there are not sufficient votes at the special meeting to approve any of the foregoing Proposals (Proposal 5).

Who is entitled to vote at the 2022 Annual Meeting?

The Common Stock is the only class of capital securities of the Corporation that may be voted at the 2022 Annual Meeting. As of the close of business on the Record Date, 6,623,758 shares of Common Stock were issued and outstanding. A shareholder of record who held shares of Common Stock as of the Record Date may cast one vote for each share held on each matter that is submitted to shareholders. If you were not the record owner of your shares as of the Record Date but held them through a broker, bank, trustee or other nominee in “street name”, then you cannot vote in person (virtually) at the 2022 Annual Meeting unless you obtain a legal proxy from your broker, bank, trustee, or other nominee and submit that legal proxy to Computershare by 5:00 p.m., Eastern Time, on May 9, 2022. See the discussion above under the heading “When and where will the 2022 Annual Meeting be held?” for instructions on how to vote in person (virtually) at the 2022 Annual Meeting.

Shares may be voted at the 2022 Annual Meeting only if the shareholder of record holding such shares or the beneficial owner of such shares with a legal proxy is attending the virtual 2022 Annual Meeting or if such shares are represented by a valid proxy.

What is the difference between a shareholder of “record” and a “beneficial owner’ or a “street name” holder?

If your shares are registered directly in your name, then you are considered the shareholder of record with respect to those shares. The Corporation sent the proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, then the broker, bank, trustee or other nominee is considered to be the shareholder of record with respect to those shares. In that case, you are considered to be the beneficial owner of those shares, your shares are said to be held in “street name,” and the proxy materials will be forwarded to you by that nominee. Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trustee or other nominee how to vote their shares. If you do not provide voting instructions to your broker, then your shares will not be voted at the 2022 Annual Meeting on any proposal with respect to which your broker does not have discretionary authority. If you own your shares in street name, please instruct your bank, broker, trustee or other nominee how to vote your shares using the Voting Instruction Form provided by your bank, broker, trustee or other nominee so that your vote can be counted. The Voting Instruction Form provided by your bank, broker, trustee or other nominee holding your shares may also include information about how to submit your voting instructions over the Internet or by telephone. The Proxy Card accompanying this Proxy Statement will provide information regarding Internet and telephone voting.

What constitutes a quorum?

A quorum is required to hold and conduct business at the virtual 2022 Annual Meeting. The presence in person (by attending the meeting virtually) or by proxy of holders of record of a majority of all issued and outstanding shares of Common Stock that are entitled to vote at the 2022 Annual Meeting will constitute a quorum. Shares are counted as present at the 2022 Annual Meeting if:

•	you are a shareholder of record and you attend the virtual 2022 Annual Meeting;

•	you are a beneficial owner of shares, you have obtained a legal proxy from your broker, bank, trustee, or other nominee (see “How do I vote my shares?”), and you attend the virtual 2022 Annual Meeting; or

•	your shares are represented by a properly authorized and submitted proxy (submitted over the Internet, by telephone or by mail).

If you are a record holder and you submit your proxy, then, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the 2022 Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” then your shares are counted as present for purposes of determining a quorum if you provide voting instructions to your broker, bank, trust or other nominee and such broker, bank, trust or other nominee submits a proxy covering your shares. In the absence of a quorum, the 2022 Annual Meeting may be adjourned, from time to time, by a majority vote of the shareholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend.

Who can attend the 2022 Annual Meeting?

Admission to the virtual 2022 Annual Meeting is limited to shareholders and their duly appointed proxy holders as of the close of business on the Record Date. If you wish to attend the virtual 2022 Annual Meeting, you must register in advance. Requests for registration to attend the 2022 Annual Meeting must be received no later than 5:00 p.m., Eastern Time, on May 9, 2022. The process to register to attend the 2022 Annual Meeting depends on how your Common Stock is held. If you were a shareholder of record as of the Record Date and your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you may register to attend the 2022 Annual Meeting. Shareholders of record as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.meetingnowglobal/FUNC2022. Please have your proxy card, or Notice, containing your control number available and follow the instructions to complete your registration request. After registering, shareholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. If you were not a record holder, but were a beneficial owner and your shares were held by a broker, bank, trust or other nominee in “street name” as of the Record Date, you will need to obtain a legal proxy from your broker, bank or nominee. Once you have received a legal proxy from your broker, bank or nominee, it should be emailed to Computershare Trust Company, N.A. (“Computershare”) at legalproxy@computershare.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or nominee of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your legal proxy attached to your email). Requests for registration must be received by Computershare no later than 5:00 p.m. on May 9, 2022 EST. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetnow.global/FUNC2022 and enter your control number.

Your vote is very important. Please submit your Proxy Card even if you plan to attend the virtual 2022 Annual Meeting.

How do I vote my shares?

Shareholders may vote on matters that are properly presented at the 2022 Annual Meeting in four ways:

•	By completing the accompanying Proxy Card and returning it to the Corporation at the address noted on the Proxy Card;

•	By submitting your vote telephonically;

•	By submitting your vote electronically via the Internet; or

•	By attending and voting your shares at the virtual 2022 Annual Meeting.

The Corporation is offering registered shareholders the opportunity to vote their shares by telephone or electronically through the Internet, in addition to following the traditional method of completing a paper Proxy Card and returning it by mail. Shareholders may vote by telephone or via the Internet by following the procedures described on the Proxy Card. To vote via telephone or the Internet, please have the Proxy Card in hand, and call the number or go to the website listed on the Proxy Card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly.

Please note that if you hold your shares in a stock brokerage account or if your shares are held by a broker, bank, trust or other nominee (that is, in “street name”), then your broker, bank, trustee or other nominee will not vote your shares of Common Stock on any proposal unless you provide voting instructions to your broker, bank, trustee or other nominee or your broker, bank, trustee or other nominee has discretionary authority with respect to that proposal. You should instruct your broker, bank, trustee or other nominee to vote your shares by following the instructions provided by the broker, bank, trustee or other nominee when it sends this Proxy Statement to you. You may not vote shares held in street name by returning a Voting Instruction Form directly to the Corporation or by voting at the virtual 2022 Annual Meeting unless you provide a “legal proxy”, which you must obtain from your bank, broker, trustee or nominee.

The instructions by which you may vote your shares at the virtual 2022 Annual Meeting differ based on whether you hold shares in your name as the shareholder of record or in street name. Shares held in your name as the shareholder of record may be voted at the 2022 Annual Meeting if you have registered to attend the 2022 Annual Meeting, by completing the following steps: clicking on the Shareholder Ballot link on the virtual 2022 Annual Meeting site; completing the electronic ballot; and clicking ‘Sign and Submit’ to have it sent directly to the Inspector of Election before the polls are closed at the  2022 Annual Meeting. Shares held beneficially in street name may be voted at the 2022 Annual Meeting only if you have registered to attend the 2022 Annual Meeting and obtained a legal proxy from the broker, bank, trust or other nominee that holds your shares as of the Record Date, indicating that you were a beneficial owner of shares as of the close of business on such date and the number of shares that you beneficially owned at that time. Your legal proxy must be saved as a PDF or image file format in order to upload a copy with your electronic ballot during the virtual 2022 Annual Meeting. The Corporation is not involved in the provision of legal proxies from brokers to beneficial shareholders. If you either do not request a legal proxy prior to the 2022 Annual Meeting or your broker fails to provide you a legal proxy, then you will not be able to change your previously submitted vote at the 2022 Annual Meeting or vote for the first time at the 2022 Annual Meeting. If you have registered to attend the 2022 Annual Meeting, you may vote by completing the following steps: clicking on the Shareholder Ballot link on the virtual Annual Meeting site; completing the electronic ballot; uploading your Legal Proxy or other evidence of authority to vote; and clicking ‘Sign and Submit’ to have it sent directly to the Inspector of Election before the polls are closed at the virtual 2022 Annual Meeting.

Even if you plan to attend the virtual 2022 Annual Meeting, we recommend that you also submit your proxy or voting instructions by Internet, telephone, or mail so that your vote will be counted if you later decide not to attend the 2022 Annual Meeting. The Internet and telephone voting facilities will close at the time the polls close on May 12, 2022. Shareholders who vote by Internet or telephone need not return a proxy card or the voting instruction form sent by brokers, banks, trusts or other nominees.

How can I change my vote or revoke my proxy?

A shareholder of record who submits a proxy may revoke that proxy at any time before it is voted at the 2022 Annual Meeting or before the authority granted is otherwise exercised by (i) executing a later dated Proxy Card that we receive before 10:00 a.m., Eastern Time, on May 12, 2022; (ii) submitting a proxy at a later time by Internet or telephone with regard to the same shares; (iii) giving written notice of revocation that is dated later than the date of your proxy to the attention of the Secretary at First United Corporation, 19 South Second Street, Oakland, Maryland 21550-0009 or (iv) attending and voting virtually at the 2022 Annual Meeting. Attendance by a shareholder at the 2022 Annual Meeting alone will not have the effect of revoking that shareholder’s validly executed proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee. You may also vote at the 2022 Annual Meeting if you obtain a legal proxy from your broker, bank, trust or other nominee that holds your shares in street name, as described above.

How will my shares be voted?

All shares of Common Stock that are entitled to vote and represented by properly submitted proxies received before the polls are closed at the 2022 Annual Meeting, and not revoked or superseded, will be voted at the 2022 Annual Meeting in accordance with the instructions indicated on those proxies. Where a choice has been specified on the Proxy Card with respect to the proposals, the shares represented by the Proxy Card will be voted as you specify. If you return a validly executed Proxy Card without indicating how your shares should be voted on a matter and you do not revoke your proxy, then your proxy will be voted: “FOR” the election of the two Board nominees named in Proposal 1; “FOR” Proposal 2; “FOR” Proposal 3; “FOR” Proposal 4; “FOR” Proposal 5; and in the discretion of the persons named as proxies with respect to any other business that may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.

What happens if I do not specify how I want my shares voted? What is discretionary voting? What is a broker non-vote?

If you submit a signed Proxy Card or submit your proxy by telephone or Internet but do not specify how you want your shares voted, then the persons named as proxies will vote your shares as follows:

FOR	1	To vote on the election of the two nominees named in the Board’s Proxy Statement and accompanying form of Proxy to serve on the Board, each until the 2023 Annual Meeting of Shareholders and until her successor is duly elected and qualified (Proposal 1);
FOR	2	To approve an amendment to the Charter to reduce the votes required to approve certain shareholder actions, from two-thirds of all votes entitled to be cast on the matter to a majority of all votes entitled to be cast on the matter (Proposal 2);
FOR	3	To approve, by a non-binding advisory vote, the compensation paid to the Corporation’s named executive officers for 2021 (Proposal 3);
FOR	4	To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for 2022 (Proposal 4); and
FOR	5	If necessary or appropriate, to approve the adjournment or postponement of the 2022 Annual Meeting to a later date or dates to permit further solicitation of additional proxies in the event there are not sufficient votes at the special meeting to approve any of the foregoing Proposals (Proposal 5).

In addition, the persons named as proxies will have discretionary authority to vote your shares with respect to any other matter that properly comes before the 2022 Annual Meeting or any adjournment or postponement thereof.

A “broker non-vote” occurs when the broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you own your shares in “street name” through a broker and do not provide voting instructions to your broker, then your broker will not have the authority to vote your shares on any proposal presented at the 2022 Annual Meeting unless it has discretionary authority with respect to that proposal. In that case, your shares will be considered to be broker non-votes and will not be voted on that proposal. Whether a broker has discretionary authority depends on your agreement with your broker and the rules of the various regional and national exchanges of which your nominee is a member (the “Broker Rules”). Accordingly, it is very important that you instruct your broker on how to vote shares that you hold in street name.

What is the effect of abstentions and broker non-votes on voting?

Abstentions will be counted as present at the 2022 Annual Meeting for the purpose of determining a quorum. Directors are elected by the affirmative vote of a majority of all shares of Common Stock voted at the 2022 Annual Meeting, so the withholding of a vote for a director nominee, as described in Proposal 1, will constitute a vote against that nominee, but a broker non-vote with respect to the election of directors will have no impact on the outcome of that vote. Abstentions with respect to Proposal 2 will have the same effect as votes against such proposal, and abstentions with respect to Proposals 3, 4, and 5 will have no impact on the outcome of those proposals.

A broker non-vote occurs when the broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you own your shares in “street name” and do not provide voting instructions to your broker, then your shares will not be voted at the 2022 Annual Meeting on any proposal with respect to which your broker does not have discretionary authority. Whether a broker has discretionary authority depends on your agreement with that broker and any Broker Rules to which that broker is subject. The Broker Rules generally prohibit a broker from exercising discretionary voting authority (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the Broker Rules. Shares held by such a broker who has not received instructions from the beneficial owner as to how such shares are to be voted will have no effect on the outcome of any of the Board’s proposal except for Proposal 2, but all such shares will be counted for establishing the presence of a quorum. Because the vote required to approve Proposal 2 is based on the total number of shares outstanding rather than the votes cast, the failure of a beneficial owner to issue voting instructions to the broker who holds shares on that beneficial owner’s behalf will affect the outcome of the vote on Proposal 2. We therefore encourage you to provide voting instructions on a Proxy Card or the Voting Instruction Form provided by the broker that holds your shares, in each case by carefully following the instructions provided.

Could other matters be decided at the 2022 Annual Meeting?

We do not expect that any other items of business will be presented for consideration at the 2022 Annual Meeting other than those described in this Proxy Statement. However, by completing, signing, dating and returning a Proxy Card or submitting your proxy or voting instructions over the Internet or by telephone, you will give to the persons named as proxies discretionary voting authority with respect to any matter in addition to the Proposals discussed herein that may properly come before the 2022 Annual Meeting (i.e., a matter of which we had notice on or before March 5, 2022).

Who will count the votes?

All votes will be tabulated as required by Maryland law, the state of our incorporation, by the independent inspector of election appointed for the 2022 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the 2022 Annual Meeting but not voting and shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

When will the voting results be announced?

The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the 2022 Annual Meeting. If our final voting results are not available within four business days after the 2022 Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

What vote is required with respect to the proposals?

Proposal 1—Election of Directors. Directors are elected by the affirmative vote of a majority of all shares of Common Stock voted at the 2022 Annual Meeting. The withholding of a vote for a director nominee will constitute a vote against that nominee, but a broker non-vote with respect to the election of directors will have no impact on the outcome of that vote. Brokers and other nominees are generally prohibited from exercising discretionary authority to vote on the election of directors, and any shares held by such a nominee for which beneficial owners do not provide voting instructions will be considered “broker non-votes”. Proxies cannot be voted for more than two directors and shareholders cannot cumulate votes.

Proposal 2—Amendment to Corporation’s Charter. The approval of the amendment to the Charter to reduce the votes required to approve certain shareholder actions, from two-thirds of all votes entitled to be cast on the matter to a majority of all votes entitled to be cast on the matter, as described in Proposal 2, requires the affirmative vote of holders of at least two-thirds of the outstanding shares of the Common Stock entitled to vote on Proposal 2 (each share conferring one vote). Because the vote required to approve Proposal 2 is based on the total number of shares outstanding rather than the votes cast at the 2022 Annual Meeting, abstentions and broker non-votes (if any) will have the effect of a vote against Proposal 2.

Proposal 3—Non-binding Resolution to Approve Compensation for Executive Officers. The approval of the non-binding advisory resolution approving the compensation of the Corporation’s named executive officers, as described in Proposal 3, requires the affirmative vote of a majority of the votes cast on that proposal at the 2022 Annual Meeting. Broker non-votes and abstention will not be treated as votes cast for approval of Proposal 3, and, therefore, will have no effect on the results of the vote. Although the vote on Proposal 3 is advisory and will not be binding on the Corporation or our Board, the Board will review the results of the voting on this proposal and take it into consideration when making future decisions regarding executive compensation as we have done in this and previous years.

Proposal 4—Ratification of Auditors. The ratification of the appointment of Crowe LLP, as described in Proposal 4, requires the affirmative vote of a majority of the votes cast on that proposal at the 2022 Annual Meeting. Broker non-votes and abstentions will not be treated as votes cast for approval of Proposal 4 and, therefore, will have no effect on the results of the vote.

Proposal 5— The approval, if necessary or appropriate, of the adjournment or postponement of the 2022 Annual Meeting to a later date or dates to permit further solicitation of additional proxies in the event there are not sufficient votes at the special meeting to approve any of the foregoing proposals, as described in Proposal 5, requires the affirmative vote of a majority of the votes cast on that proposal at the 2022 Annual Meeting. Broker non-votes and abstentions will not be treated as votes cast for approval of Proposal 5 and, therefore, will have no effect on the results of the vote. The Board does not intend to present Proposal 5 to shareholders if there are sufficient votes present at the 2022 Annual Meeting to approve Proposals 1 through 4.

Who will pay for the solicitation of proxies?

The Corporation will bear the entire cost of the Board’s solicitation of proxies, including the preparation, assembly and mailing of this Proxy Statement, the Proxy Card, the Notice of Annual Meeting of Shareholders and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. Other than the persons described in this Proxy Statement, no general class of employee of the Corporation will be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. No additional compensation will be paid to our directors, officers or staff members for such services.

Do I have appraisal or dissenters’ rights?

Dissenting shareholders do not have appraisal, dissenter’s or other similar rights in connection with any of the proposals set forth in this Proxy Statement. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with such proposals.

Whom should I call if I have questions about the 2022 Annual Meeting?

If you have questions regarding the 2022 Annual Meeting, you may contact Tonya K. Sturm, Secretary at 19 S. Second Street, Oakland, MD 21550, or call direct to 301-533-2390.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of February 28, 2022 relating to the beneficial ownership of the Common Stock by (i) each of the Corporation’s directors, director nominees and named executive officers (as defined below under “Compensation of Executive Officers”), (ii) all directors, director nominees and executive officers of the Corporation as a group, and (iii) each person or group known by the Corporation to beneficially own more than five percent of the outstanding shares of Common Stock. Generally, a person “beneficially owns” shares if he or she has, or shares with others, the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days of March 16, 2022 (such as by exercising stock options or similar rights). The percentages shown for 2022 were calculated based on 6,623,758 issued and outstanding shares of Common Stock, plus, for each named person, any shares that such person may acquire within 60 days of March 16, 2022. Except as otherwise noted, the address of each person named below is the address of the Corporation. So that shareholders can see how beneficial ownership by our directors, director nominees, and named executive officers has changed, the table also provides beneficial ownership as of April 5, 2021, the date with respect to which such information was provided in our definitive proxy statement for the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”).

	2022				2021
	Common Stock Beneficially Owned as of 02-28-2022		Percent of Outstanding Common Stock		Common Stock Beneficially Owned as of 04-05-2021
Directors, Nominees and Named Executive Officers:
John F. Barr	22,821			*	19,781
Brian R. Boal	12,710			*	11,076
Sanu Chadha	1,806			*	536
Christy DiPietro	8,206			*	666
Robert L. Fisher, II	6,335	(1)		*	6,335
John W. McCullough	51,220			*	48,056
Patricia Milon	4,556			*	3,016
Carissa L. Rodeheaver	23,002	(2)		*	20,591
I. Robert Rudy	42,506	(3)		*	41,506
Jason B. Rush	12,182	(4)		*	11,794
Marisa A. Shockley	20,169			*	18,951
H. Andrew Walls, III	58,850	(5)		*	57,310

Directors, Nominees & Executive Officers as a group (14 persons)	278,882		4.2%		319,954

Notes:

*	Less than 1.0%.
(1)	Includes 2,943 shares of Phantom Stock. Phantom stock held in a deferred compensation plan account (“Phantom Stock”). Each share of Phantom Stock represents a deemed investment of deferred compensation funds in one share of Common Stock and gives the officer the right to receive one share of Common Stock or the cash value thereof following the officer’s separation from service with the Corporation. The officer may transfer the funds held in the plan account into an alternative deemed investment option at any time.
(2)	Includes 21,952 shares held jointly with spouse, 75 shares held by spouse for benefit of a minor child, 897 shares held in a 401(k) plan account.
(3)	Includes 1,500 shares owned by I. R Rudy Business Trust, and 4,500 shares of Phantom Stock.
(4)	Includes 425 shares owned jointly with spouse.
(5)	Includes 14,854 shares owned by Morgantown Printing and Binding, Inc. of which Mr. Walls is owner.

ELECTION OF DIRECTORS (Proposal 1)

The number of directors who shall serve on the Board is currently set at 10, and directors are divided into three classes, as nearly equal in number as possible, with respect to the time for which the directors may hold office. The terms of the Class III Directors expire this year. In accordance with the Corporation’s Amended and Restated Bylaws, beginning with the Class III Directors to be elected at the 2022 Annual Meeting, each person who is elected to the Board will hold office for a term of one year and until his or her successor is duly elected and qualified.

At the 2022 Annual Meeting, upon the recommendation of the Nominating and Governance Committee (the “Nominating Committee”), the Board will ask shareholders to vote on the election of I. Robert Rudy and H. Andrew Walls, III to serve as Class III Directors until the 2023 Annual Meeting and until their successors are duly elected and qualify. Messrs. Rudy and Walls were elected by shareholders at the 2019 Annual Meeting of Shareholders and are standing for re-election. In the event a nominee declines or is unable to serve as a director, which is not anticipated, the proxies designated on the Proxy Card will vote in their discretion with respect to a substitute nominee named by the Board, or the Board will reduce the total size of the Board, in its discretion. You may not vote for a greater number of nominees than the two nominees named in this Proxy Statement and on the Proxy Card.

Information about the principal occupations, business experience and qualifications of Messrs. Rudy and Walls is provided below under the heading “Qualifications of Director Nominees and Current Directors.”

Because each of the nominees is a current director of the Corporation, each has an interest in the outcome of the vote on Proposal 1.

The Board unanimously recommends that shareholders vote “FOR” each of the director nominees named above.

CONTINUING DIRECTORS

The following table identifies each director of the Corporation whose term does not expire at the 2022 Annual Meeting. Information about the principal occupations, business experience and qualifications of these continuing directors is provided below under the heading “Qualification of Director Nominees and Current Directors.”

Class I Directors

(Terms expire in 2023)

Name

John F. Barr

Brian R. Boal

John W. McCullough

Marisa A. Shockley

Class II Directors

(Terms expire in 2024)

Name

Sanu Chadha
Christy M. DiPietro

Patricia Milon

Carissa L. Rodeheaver

QUALIFICATIONS OF DIRECTOR NOMINEES AND CURRENT DIRECTORS

Director Skills Matrix
	John F. Barr	Brian R. Boal	Sanu Chadha	Christy M. DiPietro	John W. McCullough	Patricia Milon	Carissa L. Rodeheaver	I. Robert Rudy	Marisa A. Shockley	H. Andrew Walls, III
Qualifications and Experience
Executive Leadership	*		*		*	*	*	*	*	*
Public Company Board Experience					*	*	*
Information Technology			*			*
Financial Services/Banking		*		*	*	*	*			*
Asset Management				*	*	*	*
Brokerage/Investment Banking				*		*	*
Strategic Planning	*	*	*	*	*	*	*	*	*	*
Accounting/Finance		*		*	*		*		*
Regulatory					*	*	*
Risk Management	*	*	*	*	*	*	*	*		*
Governance	*				*	*	*	*	*	*
Additional Qualifications and Information
Audit Committee Financial Expert		*			*
Independent Director	*	*	*	*	*	*		*	*	*
Board Tenure and Age
Tenure	8	8	1	1	17	2	9	29	8	16
Age	68	49	45	61	72	59	56	69	57	61

The Nominating Committee believes that all director nominees and continuing directors possess a diverse balance of skills, business experience and expertise necessary to provide leadership to the Corporation. In addition, the Corporation’s nominees bring extensive knowledge of the communities served by the Corporation through their involvement with their communities, both as business partners and volunteers. The following discussion sets forth the specific experience, qualifications, other attributes and skills of each director nominee and continuing director that led the Nominating Committee to determine that such person should serve on the Board in light of the Corporation’s business and structure. Each of the director nominees has consented to (i) serve as a nominee, (ii) serve as a director if elected, and (iii) to being named as a nominee in this Proxy Statement. All current directors also serve on the board of directors of First United Bank & Trust (the “Bank”), the Corporation’s wholly-owned subsidiary.

Director Nominees for Election

I. Robert Rudy

Age 69

Director Since: May 1992

Independent

Committees: Strategic Planning Committee, Compensation Committee, and Risk and Compliance Committee

Skills and Qualifications: extensive knowledge of the retail industry, leadership experience, business management and operational experience, governance and board matters, risk management and strategic planning

Mr. Rudy received a Bachelor of Business Administration degree from Ohio University. His vast business experience has been gained through his ownership and operation of I. R. Rudy’s, Inc., a retail apparel and sporting goods store since 1992. His director experience includes the Chairman of the Board of Sports Specialists, Ltd, a national retail buying group, and as trustee of The Ohio University Foundation. He holds the office of Vice Chairman of the Foundation and is a member of the Executive Committee. He chairs the Foundation’s Real Estate Committee and the Vice Chair of the Finance Committee. In January 2020, Mr. Rudy represented the Ohio University Foundation at the association of governing boards’ National Leadership Conference. Other boards associated with Ohio University include: Russ Holdings LLC, Russ North Valley Road LLC, Russ Research Center LLC all located in Dayton, Ohio and Housing for Ohio/Courtyard Apartments, Athens, Ohio. Mr. Rudy is President of the Board of The Ohio University Inn and Conference Center located in Athens, Ohio. He also has leadership experience gained from and involvement with various societies, boards and commissions, including the Ohio University College of Business Society of Alumni and Friends from 2003 to 2006, Ohio University College of Business Executive Advisory Board since 2006, Ohio University College of Business Global Competitive Program during 2008 through 2010 in Hungary and 2013 in Greece, Ohio University President’s CEO Roundtable, Maryland Fire Prevention Commission – Commissioner, Certified Level II Instructor for the Maryland Fire and Rescue Institute from 1978 to 1990, and Chairman of Oakland Planning and Zoning Commission since 1989. Mr. Rudy is also a retired Chief of the Oakland Volunteer Fire Department with 35 years of service. Although he is retired from the department, he continues to serve the OVFD as an apparatus driver.

H. Andrew Walls, III

Age 61

Director Since: May 2006

Independent

Committees: Asset & Liability Committee, Strategic Planning Committee, and Risk and Compliance Committee

Skills and Qualifications: business management and operational expertise, M&A experience, marketing skills, vast knowledge of Monongalia County, West Virginia market

Mr. Walls has gained significant business experience by serving as the owner and operator of MPB Print and Sign Super Store, a large printing company for the past 27 years. He is active in the Monongalia County, West Virginia community, one of the Corporation’s market areas. Mr. Walls has director experience through his service as a member of the boards of directors of the United Way, the Public Theatre, the Red Cross and the Salvation Army.

Continuing Directors

John F. Barr

Age 68

Director Since: May 2014

Independent

Committees: Asset and Liability Management Committee and Strategic Planning Committee

Skills and Qualifications: extensive local and state civic expertise, business management, commercial and industrial knowledge, risk management, and strong knowledge of Washington County and Maryland markets

Mr. Barr previously served as a member of the Corporation’s Advisory Council for five years prior to his election to the Board. Mr. Barr brings valuable business experience as the past President and current Chairman of the Board of Ellsworth Electric, Inc., which provides comprehensive electrical contractor and insulation services for residential, industrial and commercial customers throughout Maryland, Pennsylvania, Virginia, and West Virginia. Barr served as President between 1991 and 2020. He is very active in the Washington County, Maryland community. He is a former three-term Washington County Commissioner. He also served on the Maryland Association of Counties from 2010 to 2019, and as a member of their board of directors from 2014 to 2019, where he served as President in 2016. Mr. Barr is currently evaluating other community involvement having just stepped out of the political realm.

Brian R. Boal

Age 49

Director Since: May 2014

Independent

Committees: Audit Committee (Chairman), Nominating and Governance, and Strategic Planning Committee

Skills and Qualifications: financial, audit, and accounting expertise, M&A and public company expertise, business management, and extensive non-profit expertise

Mr. Boal previously served as a member of the Corporation’s Advisory Council for four years prior to his election to the Board. He has a vast amount of accounting and business experience through his education and his certification as a Certified Public Accountant. For the past 21 years, Mr. Boal has been the Principal of Boal and Associates, PC, Certified Public Accountants, an accounting firm. Prior to that, he served as a tax manager for PwC. These positions have provided him with ownership, accounting, audit, public company, M&A and business advisory experience. Mr. Boal serves as a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He is the founder and co-trustee of a local 501(c)(3) foundation. Mr. Boal also is Managing Member of DCGT Holdings LLC (The Greene Turtle). He also serves in leadership roles for many local organizations in his community of Garrett County.

Sanu Chadha

Age 45

Director Since: January 2021

Independent

Committees: Asset & Liability Committee, Risk and Compliance Committee, Strategic Planning Committee and Compensation Committee

Skills and Qualifications: Information technology, strategic planning, executive leadership, risk management

Ms. Chadha is a certified Project Management Professional and Managing Partner of M&S Consulting, a management and solutions company founded in 2002 that provides consulting services to enterprise organizations across the United States and abroad regarding strategic process and technology solutions, project management, process improvement, data analytics, and cloud solutions.

Christy M. DiPietro

Age 61

Director Since: January 2021

Independent

Committees: Audit Committee, Asset and Liability Committee, and Strategic Planning Committee

Skills and Qualifications: Strategic planning, banking, finance, investments, executive management, risk management, wealth management

Ms. DiPietro, a Chartered Financial Analyst, is a private investor and the family office manager of Hidden Code Advisory, where she manages a diverse portfolio of assets with responsibilities including investment analysis and strategy, asset allocation, tax matters, insurance matters, estate planning, property management, and charitable giving. Prior to that, she served as a Vice President and Portfolio Manager – Fixed Income at T. Rowe Price Associates, Inc., where she managed $2.3 billion in high-quality taxable fixed income assets for numerous institutional clients.

John W. McCullough, Lead Director

Age 72

Director Since: May 2004

Lead Director Since: May 2014

Independent

Committees: Nominating Committee (Chairman), Strategic Planning Committee, Audit Committee, Compensation Committee, and Risk and Compliance Committee

Skills and Qualifications: industry and insurance expertise, risk management experience, executive leadership, financial, audit and accounting expertise, SEC registrant and M&A advisory experience, governance and board matters and strategic planning skills

Mr. McCullough is a retired partner of Ernst & Young, LLP where he acquired substantial accounting, auditing, public company and M&A advisory experience, particularly with financial institutions. He is a Certified Public Accountant and obtained his Bachelor of Science degree in accounting from the University of Maryland. Mr. McCullough also serves on the board of directors for insurance related companies.

Patricia Milon

Age 59

Director Since: July 2020

Independent

Committees: Nominating Committee, Compensation Committee, Strategic Planning Committee and Risk and Compliance Committee

Skills and Qualifications: banking, financial, executive management and leadership, risk management, strategic planning

Ms. Milon is an accomplished bank regulatory expert, with over 30 years of enterprise risk management and corporate governance experience. She has expertise in mitigation of compliance, legal and regulatory risk through her experience with publicly traded companies in the banking and financial sectors. She also has served in consulting roles for fintech and regtech companies, and has counseled public companies, privately held firms and non-profit organizations on achieving business objectives.

Carissa L. Rodeheaver

Age 56

Director Since: November 2012

Committees: Asset and Liability Management Committee, Strategic Planning Committee, and Risk and Compliance Committee

Skills and Qualifications: banking, financial, accounting and auditing expertise, executive management and leadership, wealth management knowledge, risk management, strategic planning, vast industry trade association experience

Ms. Rodeheaver is the Chairman of the Board, President and Chief Executive Officer (“CEO”) of the Corporation and the Bank. She has served as President since November 2012 and as Chairman and CEO since January 1, 2016 upon the retirement of William B. Grant from these positions. Ms. Rodeheaver was previously the Chief Financial Officer (the “CFO”) of the Corporation and the Bank from January 2006 until May 2015 and the Secretary and Treasurer of the Corporation and the Bank from December 2009 until June 2016. She has been employed by the Corporation since 2004 and by the Bank since 1992. During her tenure at the Corporation, she has served as the Trust Officer of the Bank, Assistant Vice President and Trust Officer of the Bank, Vice President and Trust Sales Officer of the Bank, Vice President and Trust Department Sales Manager of the Bank, Vice President and Assistant Chief Financial Officer of the Corporation and the Bank and Executive Vice President and CFO of the Corporation and the Bank. She has served as a director of the Corporation and the Bank since November 2012. Ms. Rodeheaver is a Certified Public Accountant and a member of the Maryland Association of Certified Public Accountants, and she is a graduate of the Cannon Trust School, the Northwestern University Graduate Trust School, the Executive Development Institute for Community Banks and the Maryland Bankers School. She is currently serving in her third term on the board of directors of the Maryland Bankers Association, where she currently serves as Immediate Past Chairman of the Board. In addition, she serves as a member of the board of directors for the American Bankers Association and as Vice Chair on the American Bankers Association Bank PAC Committee. Locally, Ms. Rodeheaver serves as the Vice Chair of the board of directors of the Garrett College Foundation, and the Treasurer for the board of directors of the Garrett Development Corporation. She continues her education and professional development by attending various conferences and workshops focused on strategic planning, regulations and management for the banking industry. In addition to her service with the Corporation and the Bank, Ms. Rodeheaver owns and operates Rodeheaver Rentals with her spouse, an unincorporated entity that owns and leases commercial and residential property and several residential apartments that they lease to tenants.

Marisa A. Shockley

Age 57

Director Since: May 2014

Independent

Committees: Audit Committee, Nominating Committee, Compensation Committee and Strategic Planning Committee

Skills and Qualifications: business operations and marketing expertise, human resource management, executive leadership, extensive knowledge of floor plan lending, non-profit expertise, strategic planning and broad knowledge of Frederick County, Maryland market

Ms. Shockley previously served as a member of the Corporation’s Advisory Council for two years before she was elected to the Board. For the past 29 years, She has gained significant business and financial experience as the owner of Shockley, Inc., an automobile dealership located in Frederick, Maryland, including as CFO of Shockley Honda from 2005 to 2016. As an operator/owner of Shockley, Inc., Mrs. Shockley regularly interprets and analyzes the company’s financial metrics as part of the day-to-day operations. From 2009 to 2014, Mrs. Shockley also served as CFO for Marker & Bielfeld Holding Company, a real estate holding company. She has served as the President of the Maryland School for the Deaf Foundation from 2004 to 2015 and was the Chairman for the Maryland Auto Dealers’ Association from 2011 to 2013. Mrs. Shockley was also recognized as a TIME Quality Award regional finalist. She is also a board member for Hood College and the Maryland Automobile Dealers Association. She received a Bachelor of Science in Business Management from Hood College in 1991.

CORPORATE GOVERNANCE AND RELATED MATTERS

Our Shareholder Engagement Program

Board-driven engagement. The Board oversees and participates in the shareholder engagement process, and regularly reviews and assesses shareholder input on a range of topics. Both the Chairman and the Lead Director play a central role in the Board’s shareholder engagement efforts, with support and participation from management and other directors.

Year-round engagement and Board reporting. The CEO and CFO, together with other executive management members and directors, conduct regular, year-round outreach to shareholders in-person and by phone to obtain their input on key matters and to inform management and the Board about the issues that shareholders tell us matter most to them. Our shareholder and investor outreach also typically includes investor road shows, analyst meetings, and investor conferences. We also continue to improve our engagement and communications with our retail shareholders, including employee shareholders.

Transparent and informed governance enhancements. The Board routinely reviews and improves the Corporation’s governance practices and policies, including our shareholder engagement practices. Shareholder input is regularly shared with the Board, its committees, and management, facilitating a dialogue that provides shareholders with transparency into our governance practices and considerations, and informs the Corporation’s enhancement of those practices. In addition to shareholder sentiments, the Board considers trends in governance practices and regularly reviews the voting results of our meetings of shareholders, the governance practices of our peers, and current trends in governance.

Environmental, Social, & Governance (“ESG”) at First United

The Bank is a purpose-driven bank. Our vision is to deliver an uncommon commitment to service and solutions that creates values for our customers, our employees, our communities, and our investors. We are committed to helping people and making a difference. We believe that integrating relevant environmental, social, and governance (“ESG”) considerations into our long-term business strategy is key to delivering on those commitments.

Our focus on ESG starts at the top. Our Board is actively engaged on these matters and receives regular updates from our Executive Team. We also conduct routine Board education sessions, facilitated by an external advisor, focusing on ESG.

We are driven by doing what is best for our stakeholders, and that approach is no different when it comes to our ESG strategy. In 2021, we conducted our first ESG materiality assessment to identify the specific ESG issues that are most impactful to our company and our stakeholders. Through this assessment, we identified four strategic focus areas that will serve as the foundation of our ESG strategy:

•	Talent, Culture, & Inclusion: Our passionate people and unrivaled culture as a driving force for success
•	Community & Customer Commitment: Our devotion to serving our customers and improving the lives of the those in our local communities
•	Business Ethics & Governance: Our dedication to doing business with integrity
•	Environmental Stewardship: Our responsibility to act as thoughtful stewards of resources and the environment

We recognize that our shareholders and stakeholders see value in a long-term strategy that integrates relevant ESG matters. Our board and management team remain focused on prudent oversight and active management of these risks and opportunities. Additionally, we welcome shareholder perspectives and feedback on ESG developments, and maintain an active shareholder engagement program throughout the course of the year.

Committees of the Board

The Board has the following committees: an Audit Committee; an Asset and Liability Management Committee; a Strategic Planning Committee; a Compensation Committee; the Nominating Committee; and a Risk and Corporate Compliance Committee. These committees are discussed below.

Audit Committee – The Audit Committee is a separately-designated standing committee established pursuant to Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for the hiring, setting of compensation and oversight of the Corporation’s independent registered public accounting firm. The Audit Committee also assists the Board in monitoring (i) the integrity of the financial statements, (ii) the performance of the Corporation’s internal audit function and (iii) the Corporation’s compliance with legal and regulatory requirements. In carrying out its duties, the Committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting. The Board has determined that all audit committee members are financially literate and that Messrs. Boal and McCullough and Mmes. DiPietro and Shockley each qualify as an “audit committee financial expert” as defined by the SEC in Item 407 of Regulation S-K. The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Corporation’s website at https://investors.mybank.com/corporate-overview/documents/default.aspx.

Asset and Liability Management Committee – The Asset and Liability Management Committee reviews and recommends changes to the Corporation’s Asset and Liability, Investment, Liquidity, and Capital Plans.

Strategic Planning Committee – The Strategic Planning Committee focuses on long-term planning to ensure that management’s decisions take into account the future operating environment, the development of corporate statements of policy, and review of management’s internal and external information through its Enterprise Risk Management framework.

Compensation Committee – The Compensation Committee is responsible for developing a compensation policy for the executive officers and for recommending to the Board a compensation policy for the directors of the Corporation and its subsidiaries, overseeing the Corporation’s various compensation plans and managing changes for executive compensation and recommending changes for director compensation.  The Committee determines executive compensation pursuant to the principles discussed below under the heading “Renumeration of Executive Officers.” The Board reviews and, where appropriate, approves or ratifies committee recommendations.  The Compensation Committee may not delegate its authority to any other person or corporate body without the authorization of the Board. The Compensation Committee has adopted a written charter, a copy of which is available on the Corporation’s website at https://investors.mybank.com/corporate-overview/documents/default.aspx.

Nominating Committee – The Nominating Committee is responsible for developing qualification criteria for directors, reviewing director candidates recommended by shareholders (see “Director Recommendations and Nominations” below), actively seeking, interviewing and screening a diverse group of individuals qualified to become directors, recommending to the Board those candidates who should be nominated to serve as directors and developing and recommending to the Board for adoption corporate governance guidelines, codes of ethics and similar policies. The Nominating Committee has a written charter, a copy of which is available on the Corporation’s website at https://investors.mybank.com/corporate-overview/documents/default.aspx.

Risk and Corporate Compliance Committee– The Risk and Compliance Committee is responsible for reviewing the Bank’s overall risk profile and the alignment of the Corporation’s risk profile with the Corporation’s strategic plan, goals and objectives. The Committee is also responsible for reviewing outstanding audit issues and compliance recommendations as identified by various internal or external parties, approving operational risk programs such as the Bank Protection Act Program, the Business Continuity Planning Program, Cybersecurity Program, the Information Security Program, Privacy Program, Identification Theft/Red Flag Program and Bank Secrecy Act Program.  The Risk and Compliance Committee is responsible for the annual review of any significant vendor relationships, litigation or consumer complaints as well as the adequacy and effectiveness of the Compliance Program, and the Corporation’s insurance programs and policies in place.  The Committee monitors classified credits and management’s plans for those credits.

Current Board Committee Membership and Number of Meetings

	Audit	Asset & Liability	Strategic Planning	Compensation	Nominating	Risk & Compliance
Number of meetings in 2021	8	4	3	7	3	5
John F. Barr		*	*
Brian R. Boal	Chair		*		*
Sanu Chadha		*	*	*		*
Christy M. DiPietro	*	*	*
John W. McCullough	*		*	*	Chair	*
Patricia Milon			*	*	*	*
Carissa L. Rodeheaver		*	*			*
I. Robert Rudy			*	*		*
Marisa A. Shockley	*		*	Chair	*
H. Andrew Walls, III		*	*			*

Board Policies

The Board is committed to setting a tone of the highest ethical standards and performance for our management, officers, and the Corporation as a whole. The Board believes that strong corporate governance practices are a critical element of doing business. As such, the Board has adopted: (i) a Code of Ethics for directors; (ii) Corporate Governance Guidelines for directors; (iii) a Code of Ethics for senior financial officers, which applies to the Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions; (iv) an Insider Trading Policy; and (v) a Luxury Expenditure Policy. These codes and policies are reviewed on a regular basis to ensure that they reflect the best interests of the Corporation and its shareholders. These codes and policies may be found on the Corporation’s website at https://investors.mybank.com/corporate-overview/documents/default.aspx.

Director Independence

Pursuant to Rule 5605(b)(1) of the Nasdaq Rules, a majority of the Corporation’s directors must be “independent directors” as that term is defined by Rule 5605(a)(2) of the Nasdaq Rules. The Board has determined that each of John F. Barr, Brian R. Boal, Sanu Chadha, Christy M. DiPietro, John W. McCullough, Patricia Milon, I. Robert Rudy, Marisa A. Shockley, and H. Andrew Walls, III is an “independent director”, and these independent directors constitute a majority of the Board. Until they retired from the Board on May 5, 2021 and May 20, 2021, respectively, each of M. Kathryn Burkey and Gary R. Ruddell was an “independent director”. Each of the members of the Audit Committee, Compensation Committee, and Nominating Committee is an “independent director”. Each member of the Audit Committee also satisfies the independence requirements of Rule 5605(c)(2)(A) of the Nasdaq Rules. In making these independence determinations, the Board, in addition to the transactions described below in the section of this Proxy Statement entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”, considered the amounts paid to Morgantown Printing & Binding (“MP&B”), a corporation owned by Mr. Walls and a trust established for the benefit of his minor children. Neither the fees paid to MP&B in 2021 nor in any of the past three fiscal years exceeded 5% of MP&B’s consolidated gross revenues for such years.

Board’s Role in Strategy

The Board’s most important functions are to oversee the development and execution of the Corporation’s long-term strategy and oversee the development and execution of the Corporation’s risk management profile. Management and the Board regularly discuss the Corporation’s strategy and progress toward achieving its strategic objectives and reviews the Corporation’s risk factors in light of the current economy, regulatory and political environments. These discussions result in Board input that informs updates to the strategic plan, which are presented to the Board for approval on an annual basis. The Corporation’s strategic planning process also includes periodic reviews of strategic alternatives performed by an independent strategic planning consultant. The resulting assessment of the Corporation’s long-term strategy to create shareholder value is reviewed by the Board and used to inform ongoing strategy development.

Board Leadership and Role in Risk Oversight

The Bylaws provide that the Chairman of the Board shall be the CEO of the Corporation. The Board has employed this leadership structure since the Corporation’s formation in 1984 because it believes that a single leader serving as both Chairman of the Board and CEO is the most appropriate leadership structure for the Corporation. By having one person serve as both Chairman and CEO, the Board believes that the Corporation demonstrates to shareholders, customers, employees, vendors, regulators, and other stakeholders that we have strong leadership, with a single individual setting the tone and having primary responsibility for managing and leading the Corporation. Further, the Board believes that this structure reduces the potential for confusion or duplication of efforts and assures clarity of leadership.

The Board recognizes, however, the importance of independent oversight and support, particularly when the operations of and issues faced by a highly-regulated, publicly-traded corporation such as the Corporation can be complex. Accordingly, the Board appoints an Independent Lead Director, whose role is to assist the Chairman of the Board in ensuring strong and effective corporate governance. The Independent Lead Director is responsible for facilitating the resolution of issues relating to the performance of the Chairman of the Board and CEO and other members of management, or any other issue that a director, an officer or an employee believes should be addressed by someone other than the Chairman of the Board and CEO. In furtherance of that objective, the Board has adopted an Independent Lead Director Policy, which provides that the duties and rights of the Independent Lead Director shall include: (i) presiding at (a) all Board meetings at which the Chairman of the Board is not present, and (b) all executive sessions of independent directors; (ii) serving as a liaison between the Chairman of the Board and the independent directors; (iii) pre-approving Board meeting agendas; (iv) pre-approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; (v) the authority to convene meetings of the independent directors; and (vi) if reasonably requested by shareholders, making himself or herself reasonably available for consultation and direct communication with major shareholders. Annually, the independent directors appoint one director recommended by the Nominating Committee to serve as the Independent Lead Director. Mr. McCullough currently serves as the Independent Lead Director.

The Board reviews our leadership structure from time to time in light of the issues that we face and the qualities, experience, skills and education of the directors who comprise the Board. The Board has the power to revise this leadership structure should it deem such a revision necessary or appropriate.

In addition, the Board believes that it is important for the success of our leadership structure to have a strong, competent and independent Board. The Corporation has a well-developed and well-seasoned Board, comprised of the Chairman and CEO and eleven additional directors who are “independent directors”, as defined by the Nasdaq Rules. The Board believes that this high percentage of independence assures an objective and shareholder-based view of the Corporation’s operations.

Of these independent directors, two members qualify as an “audit committee financial expert”, as defined by rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Although the credentials of each director are noted elsewhere in this Proxy Statement, it is worth illustrating the credentials of these two directors that make them eligible for this distinction:

1.	Brian R. Boal – Mr. Boal has a vast amount of accounting and business experience through his education, his certification as a Certified Public Accountant, and his ownership and operation for the past 21 years of Boal and Associates, PC, Certified Public Accountants. Mr. Boal serves as a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. Mr. Boal serves as the Chairman of the Audit Committee.

2.

Christy DiPietro – Ms. DiPietro has a vast amount of knowledge through her education and her certification of a Chartered Financial Analyst as well as her management of a diverse portfolio of assets with responsibilities including investment analysis and strategy, asset allocation, tax matters, insurance matters, estate planning, property management, and charitable giving.  Ms. DiPietro’s past employment as Vice President and Portfolio Manager at T. Rowe Price also provided a vast amount of experience with institutional clients.

3.	John W. McCullough – Mr. McCullough is a retired Certified Public Accountant and a retired partner of the accounting firm Ernst & Young, LLP. During a significant portion of his career, Mr. McCullough was heavily engaged in the audit of financial institutions. Mr. McCullough has served as the Independent Lead Director of the Corporation and the Bank since 2014.

4.	Marisa Shockley – Ms. Shockley has gained significant business and financial accounting experience as the owner of Shockley, Inc., an automobile dealership located in Frederick, Maryland, including as the CFO of Shockley Honda from 2005 to 2016. In her role as owner/operator, she regularly interprets and analyzes the company’s financial metrics as part of the day-to-day operations. From 2009 to 2014, Mrs. Shockley also served as CFO for Marker & Bielfeld Holding Company, a real estate holding company.

The strength of the Board, and a valuable counter-balance to management, is found in the risk management practices employed by the Board, directly and through its various specialized committees and the Independent Lead Director. The Board, as part of its oversight and governance functions, regularly reviews risks and appropriate modeling of Asset Liability Management, loan concentrations, liquidity, management succession and capital planning. The Risk and Compliance Committee is responsible for reviewing the Bank’s overall risk profile and the alignment of the Corporation’s risk profile with the Corporation’s strategic plan, goals and objectives. The Risk and Compliance Committee is also responsible for reviewing outstanding audit issues and compliance recommendations as identified by various internal or external parties, approving operational risk programs such as the Bank Protection Act Program, the Business Continuity Planning Program, Cybersecurity Program, the Information Security Program, Privacy Program, Identification Theft/Red Flag Program and Bank Secrecy Act Program.  The Risk and Compliance Committee is responsible for the annual review of any significant vendor relationships, litigation or consumer complaints as well as the adequacy and effectiveness of the Compliance Program, and the Corporation’s insurance programs and policies in place.  The Risk and Compliance Committee monitors classified credits and management’s plans for those credits. An internal risk management committee, which comprised of the Director of Risk Management and various associates of the Corporation, oversees the Enterprise Risk Management system and reports to the Risk and Compliance Committee.

To maintain a level of independence from management, the Board conducts regular executive sessions of independent directors. These sessions are led by Mr. McCullough, who serves as the Independent Lead Director and Chairman of the Nominating Committee.

Attendance at Board Meetings

The Board held 13 meetings in 2021. Directors are expected to attend a combined minimum attendance of 75% of all Board and committee meetings for which they are a member, the strategic planning meeting, and the annual shareholder meeting. Each director who served as such during 2021 attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period served) and (ii) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

Board, Committee and Director Evaluations

The Board, led by the Nominating Committee, conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Under each committee’s charter, the committee evaluates and assesses its performance, skills and resources required to meet its obligations under its charter at least annually. Results of the evaluations are then presented to the Board and its committees and used to determine actions designed to enhance the operations of the Board and its committees going forward.

Director Retirement and Board Refreshment

The Bylaws provide that no person may be elected to the Board at any meeting of shareholders if he or she is or will be 72 years of age or older during the calendar year in which such meeting occurs. In 2018, the Nominating Committee began discussions about a formal director refreshment plan in light of upcoming director retirements. This plan was formalized in 2019 and identifies desired skillsets and industry expertise of future nominees, as well as encourages diversity of members.

We believe that Board refreshment is an integral part of effective governance. While we value the insight of our longer tenured directors and their understanding of the Corporation’s business and the banking industry, we do understand the ongoing need to consider new director candidates who can provide new viewpoints. As a result, we believe that it is important to a board’s oversight role to have an appropriate balance between experienced directors and less tenured directors. Since 2014, we have added six new directors. In 2019, we reduced the size of our Board with the retirement of a long-standing director. Two additional directors retired in 2020, and we anticipate future retirements in 2023. We have begun a proactive search process to identify a number of independent board candidates that will enhance our Board’s diversity and provide expertise in key areas such as banking/financial, regulatory, compliance, technology and innovation.

We believe our ongoing Board evolution will result in the strategic refreshment of our independent directors, reduce our Board size, maintain our commitment to diversity and ensure the skillset of our board continues to align with our long-term strategy.

Director Onboarding and Education

Overview. Director onboarding and ongoing education programs are important components of fostering Board effectiveness. The Corporate Governance Guidelines provide that directors receive continuing education in areas that will assist them in their duties. The Director Onboarding and Ongoing Education Program engages directors through a mixture of in-house training and outside programs.

Onboarding. The Corporation’s comprehensive program begins with director onboarding activities and includes a thorough orientation process that acclimates new directors to the Corporation, the Board and management. Director onboarding involves a combination of written materials, oral presentations, and meetings with members of the Board and management. Topics covered include: strategic planning, regulatory, financial statements, capital planning, legal and corporate governance matters as well as a Board committee orientation.

Committee Rotation. Directors are rotated through committee assignments every two to three years based on their skillsets to ensure they develop a comprehensive overview of each committee and its role in corporate governance.

Ongoing Education. In an effort to hone their skills, and to assure their continued independence, members of the Board undertake regular training. A number of methods are employed to provide in-depth training. On frequent occasions, internal training is provided to familiarize the Board with regulatory requirements imposed on financial institutions by applicable laws such as the Bank Secrecy Act and the Community Reinvestment Act, and they receive regular training on aspects of information technology and cyber security. Periodically, directors attend seminars and economic updates related to banking issues, which offer them the additional benefit of meeting with directors of other financial institutions. All directors have direct access to the American Bankers Association, which enables them to keep abreast of issues pertinent to the banking industry and to research banking materials. The FDIC also has available a specific board education program which is periodically used for director training.

The Board also receives in-house training sessions conducted by third party consultants. During 2021, these topics included cyber risk and security, economic updates, community banking trends and Environmental, Social and Governance matters.

Board Diversity

Rule 5605(f)(1) of the Nasdaq Rules defines what it means to be a “Diverse” director. The following table provides information about the diversity of the Corporation’s directors as contemplated by that definition.

Board Diversity Matrix (As of February 28, 2022)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	4	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Director Recommendations and Nominations

Director candidates may come to the attention of the Nominating Committee from current directors, executive officers, shareholders, or other persons. During 2020, the Nominating Committee adopted a formal policy under which it considers the diversity of candidates for directorship when making nomination recommendations. This policy is intended to help ensure that the pool of candidates is ethnically, racially, and gender diverse. The Nominating Committee periodically reviews its list of candidates available to fill Board vacancies and researches the talent, skills, expertise and general background of these candidates. In evaluating candidates for nomination, the Nominating Committee uses a variety of methods and regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, the need for particular expertise on the Board, and whether the Corporation’s market areas are adequately represented by Board members. In nominating director candidates, the Nominating Committee generally seeks to choose individuals that have skills, education, experience and other attributes that will complement and/or broaden the strengths of the existing directors.

In 2014, the Corporation created an Advisory Council consisting of five separate Advisory Groups, which represent each of our market areas. The Advisory Groups consist of business owners and key individuals within each local market area. The purpose of these Advisory Groups is to foster open discussions that will enable us to enhance our understanding of the difference in each of these markets and the financial needs of the customer base. The meetings are led by local Managing Directors and are also attended by members of the management team and directors. These periodic meetings include topics of discussion such as local market analysis, changes in the market, new products and services, customer engagement, customer experiences, and human talent. These meetings also provide a sounding board for our marketing and advertising plans and provide great opportunities to network with local businesses. From time to time, promising director candidates come to the attention of the Nominating Committee through their service on these Advisory Groups, although such service is not a requirement of being considered for nomination.

The Nominating Committee will from time to time review and consider candidates recommended by shareholders. A shareholder may recommend a director candidate by written notice to the Chairman of the Board or the President, which notice must include: (i) the recommending shareholder’s contact information, including his or her name and address; (ii) the class and number of shares of the Corporation’s capital stock beneficially owned by the recommending shareholder; (iii) the name, address and credentials of the candidate for consideration, including the principal occupation of each proposed nominee; (iv) the number of shares of the Corporation’s capital stock beneficially owned by the candidate; (v) the candidate’s written consent to be considered as a candidate; and (vi) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Exchange Act promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee. Such recommendation must be delivered or mailed to the Chairman of the Board or the President no less than 150 days nor more than 180 days before the date of the Annual Meeting of Shareholders for which the candidate is being recommended, which, for purposes of this requirement, is deemed to be the same day and month as the prior year’s Annual Meeting of Shareholders. With respect to the 2023 annual meeting of shareholders, a shareholder who intends to recommend that an individual be considered for nomination by the Nominating Committee must submit notice of such recommendation as provided above no earlier than November 13, 2022 and no later than December 13, 2022.

Whether recommended by a shareholder or another third party, or recommended independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating Committee’s goal in selecting nominees is to identify persons that possess complementary skills and that can work well together with existing Board members at the highest level of integrity and effectiveness. A candidate, whether recommended by a Corporation shareholder or otherwise, will not be considered for nomination unless he or she maintains strong professional and personal ethics and values, has relevant management experience, and is committed to enhancing financial performance. The Corporation looks for diverse candidates that possess competencies that will support our long-term strategies. These competencies could include expertise in the banking industry, finance, risk management, real estate, marketing, regional geographic markets and economics, strategic planning, executive management, technology or other relevant qualifications. Certain Board positions, such as Audit Committee membership, may require other special skills, expertise or independence from the Corporation.

It should be noted that a director recommendation is not a nomination. The Corporation believes that a shareholder who is entitled to vote for the election of directors and who desires to nominate a candidate for election to be voted on at an Annual Meeting may do so only in accordance with Section 4 and/or Section 14 of Article II of the Bylaws. In addition to satisfying the other conditions set forth therein, a shareholder who intends to nominate a candidate for election to the Board at an Annual Meeting pursuant to Section 4(a)(ii) of Article II of the Bylaws must provide notice of that intention to the Chairman of the Board or the President no less than 150 days nor more than 180 days before the date of the Annual Meeting for which the candidate will be considered, which meeting date will be deemed, for purposes of this requirement, to be on the same day and month as the Annual Meeting of Shareholders for the preceding year. An eligible shareholder or group of shareholders who desires to instead nominate a candidate for election to the Board and have that director nominee included in the Corporation’s proxy statement pursuant to Section 4(a)(iii) and Section 14 of Article II of the Bylaws must, in addition to satisfying with the other requirements and limitations set forth such sections, provide notice of that desire to the Chairman of the Board or the President no less than 150 days nor more than 180 days before the date of the Annual Meeting for which the candidate will be considered, which meeting date will be deemed, for purposes of this requirement, to be on the same day and month as the Annual Meeting of Shareholders for the preceding year, provided that (a) if the subject Annual Meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting, or if no Annual Meeting was held in the preceding year, then the notice must be received by the Secretary of the Corporation not later than the close of business on the later of (1) the 90th day before such Annual Meeting or (2) the 10th day following the day on which the Corporation publicly announced the date of the Annual Meeting, and (b) in no event will an adjournment or postponement of an Annual Meeting for which notice has been given commence a new time period for the giving the notice. See the section of this Proxy Statement entitled “DEADLINES FOR RECEIPT OF DIRECTOR NOMINATIONS” below for additional information.

The foregoing discussion of the sections of the Bylaws relating to the nomination of directors is only a summary of those sections and is qualified in its entirety by the text of those sections. Shareholders are urged to read the Bylaws before submitting a notice relating to the nomination of a director candidate. The Bylaws were filed as Exhibit 3.1 to the Corporation’s Current Report on Form 8-K, filed with the SEC on November 19, 2021, which can be accessed at the Investor Relations page of our website at https://investors.mybank.com/sec-filings/documents/default.aspx or at the SEC’s website at www.sec.gov. We will promptly provide, without charge, a copy of the Bylaws upon the written or oral request of a shareholder. Written requests should be directed to: First United Corporation, Corporate Secretary, 19 South Second Street, Oakland, Maryland 21550. Telephone requests should be directed to the Corporate Secretary at (301) 533-2390.

Shareholder Communications with the Board

Shareholders may communicate with the Board, including the non-employee directors, by sending a letter to First United Corporation Board of Directors, c/o Tonya K. Sturm, Secretary, First United Corporation, 19 South Second Street, Oakland, Maryland, 21550-0009. The Secretary will deliver all shareholder communications directly to the Board for consideration.

Policy Regarding Director Attendance at Annual Meetings

The Corporation believes that the 2022 Annual Meeting is an opportunity for shareholders to communicate directly with directors and, accordingly, expects that all directors will attend each Annual Meeting. If you would like an opportunity to discuss issues directly with our directors, please consider attending this year’s Annual Meeting. The 2021 Annual Meeting was attended virtually by nine persons who served on the Board as of the date of that meeting.

Family Relationships Among Directors, Nominees and Executive Officers

None.

Policy with Respect to Hedging Transactions

The Corporation has not adopted any practices or policies regarding the ability of employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Corporation’s equity securities (i) granted to the employee or director by the Corporation as part of his or her compensation or (ii) held, directly or indirectly, by the employee or director.

DIRECTOR COMPENSATION

The following table provides information about compensation paid to or earned by the Corporation’s directors during 2021 who are not also “named executive officers” (as defined below under the heading, “Compensation of Executive Officers”). The amounts set forth below include the compensation paid by both the Corporation and the Bank for service on the Board and the board of directors of the Bank, respectively.

Name	Fees earned or paid in cash ($)		Stock awards ($)		All other compensation ($)	Total ($)
John F. Barr	30,700	(3)	18,500	(6)	-	49,200
Brian R. Boal	37,100	(3)	18,500	(6)	-	55,600
M. Kathryn Burkey(1)	9,149		-		-	9,149
Sanu Chadha	35,967	(4)	25,431	(7)	-	61,397
Christy M. DiPietro	32,067	(3)	25,431	(7)	-	57,497
John W. McCullough	41,900	(3)	18,500	(6)	-	60,400
Patricia Milon	30,000	(3)	18,500	(6)	-	48,500
Gary R. Ruddell(2)	7,950		-		-	7,950
I. Robert Rudy	33,300		18,500	(6)	-	51,800
Marisa A. Shockley	33,100	(5)	18,500	(6)	-	51,600
H. Andrew Walls, III	31,400	(3)	18,500	(6)	-	49,900

Notes:

(1)	Ms. Burkey retired from the Board on May 5, 2021.
(2)	Mr. Ruddell retired from the Board when his term expired on May 20, 2021.
(3)	Of the amount shown, $9,990 represents a portion of the cash retainer earned by the director that the director elected to receive in the form of 540 shares of Common Stock, based on a fair market value on the date of receipt of $18.50 per share.
(4)	Of the amount shown, $4,995 represents a portion of the cash retainer earned by the director that the director elected to receive in the form of 270 shares of Common Stock, based on a fair market value on the date of receipt of $18.50 per share.
(5)	Of the amount shown, $3,996 represents a portion of the cash retainer earned by the director that the director elected to receive in the form of 216 shares of Common Stock, based on a fair market value on the date of receipt of $18.50 per share.
(6)	Amounts in this column represent the grant date fair value of 1,000 fully-vested shares of Common Stock granted in 2021 at $18.50 per share, computed in accordance with Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(7)	In addition to the grant date fair value of the 1,000 fully vested shares granted to all directors in 2021 discussed in footnote 6, the amount also includes the grant date fair value of 416 fully vested shares of Common Stock granted in January 2021 at $16.66 per share, computed in accordance with FASB ASC Topic 718, at the time the director joined the Board as a partial year’s stock award.

The Compensation Committee of the Board is responsible for evaluating and recommending director compensation to the Board for approval. In evaluating director compensation, the Compensation Committee considers the legal responsibilities that directors owe to the Corporation and its shareholders in connection with their service on the Board and/or a committee of the Board, and the risks to the directors associated with their service, and reviews the fees and benefits paid to directors of similar institutions in and around the Corporation’s market areas. The Compensation Committee’s current director compensation arrangement contemplates a mix of cash and equity awards, as discussed below. The Compensation Committee maintains an engagement with Aon’s Human Capital Solutions practice, a division of Aon plc, as its independent compensation consultant to provide advice and facilitate the Committee’s deliberations with respect to director compensation. For further details on this engagement, refer to “Role of Compensation Consultant” under the Executive Compensation section below.

For 2021, each director who was not an employee of the Corporation or the Bank (a “Non-Employee Director”) received a cash retainer of $10,000, a grant of 1,000 fully-vested shares of Common Stock, having a grant date fair value of $18,500, and a cash fee of $1,000 for each meeting of the Board and/or the Bank’s board of directors that he or she attended. The cash fee is reduced to $200 when special meetings are called and the meeting lasts less than two hours or is related to regulatory matters. Directors do not receive more than one cash fee when the Board and the board of directors of the Bank meet together. Directors who served on committees of the Corporation also received a cash fee of $500 for each committee meeting that they attended. The Chairperson of each of the Audit Committee (Mr. Boal), Compensation Committee (Ms. Shockley) and Nominating Committee (Mr. McCullough) received an additional annual cash retainer of $2,500. All directors of the Corporation also served on the board of directors of the Bank and received a cash fee of $500 for attending each meeting of a committee of the Bank’s board of directors on which they served.

Non-Employee Directors may elect to receive some or all of their cash retainers in shares of Common Stock. The number of shares paid in lieu of cash retainers is determined by dividing the portion of the cash retainer to be paid in stock by the mean between the high and low sales price of a share of Common Stock on the trading day immediately preceding the payment date, as reported on The Nasdaq Stock Market.

All directors are permitted to participate in the Corporation’s Amended and Restated Executive and Director Deferred Compensation Plan (the “Deferred Compensation Plan”). The material terms of the Deferred Compensation Plan are discussed below under the heading “Compensation of Executive Officers.”

AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Corporation’s audited consolidated financial statements for the year ended December 31, 2021 with the Corporation’s management; (ii) discussed with Crowe LLP (“Crowe”), the Corporation’s independent auditors for the fiscal year ended December 31, 2021, the matters required to be discussed by the applicable requirements as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, and (iii) received the written disclosures and the letter from Crowe required by applicable requirements of the PCAOB regarding Crowe’s communications with the Audit Committee concerning its independence, and discussed with Crowe its independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2021 be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

By:	AUDIT COMMITTEE

Brian R. Boal
Christy M. DiPietro
John W. McCullough
Marisa A. Shockley

EXECUTIVE OFFICERS

Information about the Corporation’s executive officers is set forth below. All officers are elected annually by the Board and hold office at its pleasure.

Carissa L. Rodeheaver, age 56, serves as the Chairman of the Board, President and CEO of both the Corporation and the Bank. She has served as President since November 2012 and as Chairman and CEO since January 1, 2016. Prior to these appointments, Ms. Rodeheaver served as the CFO of the Corporation and the Bank starting in January 2006 and as Secretary and Treasurer of the Corporation and the Bank starting in December 2009. Between March 19, 2008 and her appointment as President, Ms. Rodeheaver served as Executive Vice President of the Bank. Prior to this, Ms. Rodeheaver served as Trust Officer of the Bank from 1992 to 2000, as Vice President and Trust Department Sales Manager of the Bank from 2000 to 2004, and as Vice President and Assistant CFO of the Corporation from 2004 to December 31, 2005. She is a Certified Public Accountant.

Tonya K. Sturm, age 55, serves as Senior Vice President and CFO of both the Corporation and the Bank. She has served as CFO since May 2015 and as Senior Vice President since June 2016. In May 2016, she was appointed Secretary and Treasurer of the Corporation and the Bank. Prior to the appointment of Senior Vice President, she served as Vice President since September 2008. Prior to her appointment as CFO and Vice President, Ms. Sturm served as Controller of the Corporation and the Bank starting in September 2008, as a Staff Auditor of the Bank from July 1996 to June 1998, as a Credit Analyst of the Bank from June 1998 to March 1999, as Staff Accountant of the Bank from April 1999 to May 2002, as a Senior Staff Accountant of the Bank June 2002 to December 2003, as the Finance Manager of the Bank from January 2004 to May 2006, and as Vice President and Director of Finance of the Bank from June 2006 to August 2008.

Information about the Bank’s executive officers, other than Mses. Rodeheaver and Sturm, is set forth below. All officers are elected annually by the Bank’s board of directors and hold office at its pleasure.

Robert L. Fisher, II, age 53, serves as Senior Vice President and Chief Revenue Officer. Mr. Fisher has been employed by the Corporation since September 2013. Mr. Fisher has more than 20 years of experience in the banking industry with the majority of his experience based in commercial banking. Mr. Fisher held the positions of Senior Vice President of Commercial Banking, Managing Director of Commercial Banking, and Regional President at a large regional bank in the Mid-Atlantic region from 2001 to 2013.

Jason B. Rush, age 51, serves as a Senior Vice President and Chief Operating Officer. Mr. Rush was appointed Senior Vice President and Chief Operating Officer in January 2017. Prior to this appointment, he served as Senior Vice President and Chief Risk Officer and Director of Operations and Support from 2006 to 2017. Mr. Rush has been employed by the First United organization since October 1993.  Prior to his current position, Mr. Rush served as Vice President, Director of Operations & Support since March 2006, and before that as Vice President and Regional Manager/Community Office Manager from January 2005 to February 2006; Vice President and Community Office Manager/Manager of Cash Management from May 2004 to December 2004; Assistant Vice President and Community Office Manager from April 2001 to April 2004; Community Office Manager from August 1998 to April 2001; Customer Service Officer from March 1997 to July 1998; Assistant Compliance Officer from July 1995 to February 1997; and Management Trainee from October 1993 to July 1995.  Mr. Rush also serves as the Treasurer of Rush Services, Inc., a family-owned business in which he has a fifty percent ownership interest.  He also participates with his brother in farming and land investment.

Keith R. Sanders, age 52, serves as Senior Vice President and Senior Trust Officer. Mr. Sanders has been employed by the Corporation since August 2002. He served as Senior Trust Sales Officer from August 2002 until December 2005, and as Senior Trust/Investment Sales Manager from January 2006 until October 2011. He was named First Vice President and Senior Trust Officer on November 1, 2011 and Senior Vice President and Senior Trust Officer on May 22, 2013.

EXECUTIVE COMPENSATION

The Corporation is a “smaller reporting company” as defined in Item 10(f)(1) of the Regulation S-K, and the following discussion of the compensation paid to the Corporation’s named executive officers is intended to comply with the rules relating to the disclosure of executive compensation. Although these rules allow the Corporation to provide less detail about its executive compensation program than companies that are not smaller reporting companies, the Compensation Committee is committed to providing information that is necessary for shareholders to understand its executive compensation-related decisions. Accordingly, this discussion includes supplemental information that describes key decisions on the 2021 executive compensation program for the named executive officers.

Executive Summary and Financial Highlights

2021 was a record earnings year for First United driven by reduced interest expense, release of provision, strong production in mortgage and wealth management and our ability to manage our core operating expenses. Much of the year was spent assisting our local business owners as they navigated the Paycheck Protection Program (the “PPP”) forgiveness and returned to a more normalized operating environment.

Earnings per share grew 49% when compared to 2020 and, although the net interest margin was impacted by the interest rate environment, our participation in the PPP, and excess cash balances, net income remained strong with growth of 43% over the prior year. The following represents financial highlights for 2021:

•	The Corporation’s total assets remained stable at $1.7 billion. Gross loans declined by $14.1 million while deposits grew by $47.0 million.

•	The book value of the Common Stock was $21.43 per share at December 31, 2021 compared to $18.74 per share at December 31, 2020. Capital levels remained strong, with a total risk-based capital ratio of 15.89% at year end.

•	Consolidated net income was $19.8 million for the year ended December 31, 2021 compared to $13.8 million for 2020. Basic and diluted net income per share for 2021 were both $2.95 compared to basic and diluted net income per share of $1.98 and $1.97, respectively, for 2020, a 49% increase.

•	Pre-tax, pre-provision income increased 4% for the 12 months ended December 31, 2021 when compared to the same period in 2020.

•	The net interest margin declined slightly to 3.28% in 2021 from 3.34% in 2020 due primarily to continued high cash levels throughout the year.

•	Increased net interest income of $4.0 million for the year ended December 31, 2021 when compared to the same time period of 2020. This increase was driven in part by loan fees related to the PPP loans originated as well as a continued focus on reducing cost of funds relating to reduced deposit rates, the repricing of certificates of deposit to lower rates and the prepayment of $70.0 million of Federal Home Loan Bank borrowings.

•	Increased other operating income of 12%, or $2.1 million, during 2021 when compared to 2020, inclusive of net gains of $1.2 million and continued growth in wealth management income and debit card income. Net gains on the sale of mortgages declined in 2021 as the pace of refinancing activity slowed as compared to 2020. These gains offset the decline in interest income on the mortgage portfolio related to the decline in balances as customers refinanced mortgages to the secondary market.

•	Other operating expenses increased $3.8 million during 2021 when compared to 2020. This increase was driven by a $3.3 million settlement expense in the first quarter of 2021, a $2.4 million penalty on the prepayment of $70.0 million of Federal Home Loan Bank long-term advances and a $1.0 million contribution to fund First United Community Dreams Foundation, Inc. These increases were offset by reductions in professional services, equipment, occupancy and data processing expenses as well as a credit in other real estate owned expenses relating to gains on sales of properties.

•	We maintained high asset quality and protected the balance sheet through continued focus on disciplined underwriting, increases to the qualitative factors in the allowance for loan losses and provided loan modifications to borrowers impacted by the pandemic.

During 2021, we experienced volatility in our share price consistent with the banking industry. The exhibit below shows our total shareholder return compared to S&P US Small Cap Banks, and the 2021 proxy peer group over the five-year period from March 1, 2017 to February 28, 2022.

	1-Year	3-Year	5-Year
First United	36.2%	51.2%	82.0%
S&P US Small Cap Banks	20.0%	38.0%	42.0%
2021 Proxy Peer Group	22.4%	17.5%	33.5%

Source:    S&P Capital IQ as of February 28, 2022, and includes price change and reinvested cash dividends.

Overview of Compensation Philosophy and Objectives

The Compensation Committee of the Board is responsible for overseeing and administering the Corporation’s employee benefit plans and policies, and for annually reviewing and approving all compensation decisions relating to the executive officers, including the named executive officers. The compensation committee of the Bank’s board of directors has identical responsibilities with respect to executive officers of the Bank. The Compensation Committee submits its decisions regarding compensation to the independent directors of the Board. The Compensation Committee has the authority and resources to obtain, independent of management, advice and assistance from internal and external legal, human resource, accounting or other experts, advisors, or consultants as it deems desirable or appropriate.

The Compensation Committee is composed of at least three directors who are determined to be “independent directors” as that term is defined by Rule 5605(a)(2) of the Nasdaq Rules. The members of the Compensation Committee are appointed each year by the Board, after considering the recommendations and views of the Nominating Committee. Five members of the Board serve on the Compensation Committee, each of whom is an “independent director”. The Chairman of the Compensation Committee reports to the Board regarding all committee actions.

The Compensation Committee recognizes the importance of balancing the need to attract and retain qualified executive officers with the need to maintain sound principles for the development and administration of compensation and benefit programs. The Compensation Committee has taken steps to enhance the Compensation Committee’s ability to effectively carry out its responsibilities as well as ensure that the Corporation maintains strong links between executive pay and performance. Examples of procedures and actions that the Compensation Committee utilized in 2021 include:

•	Incorporating executive sessions (without management present) into all Compensation Committee meetings;

•	Using an independent compensation consultant to advise on executive and Board compensation issues;

•	Reviewing elements and amounts of executive compensation paid by competitors, including peer group performance and the impact of such performance on executive compensation;

•	When it deems appropriate, realigning the Corporation’s compensation structure in light of its peer group reviews;

•	Reviewing and approving annual performance reviews for all executive officers; and

•	Conducting annual reviews of all compensation and incentive plans for appropriate corporate strategic alignment and avoidance of excessive or unnecessary risk-taking by executive officers.

The Compensation Committee believes that the compensation paid to executive officers should be closely tied to the Corporation’s performance on both a short and long-term basis. Overall, the Compensation Committee believes that a performance-based compensation program can assist the Corporation in attracting, motivating and retaining the quality executives critical to long-term success. Accordingly, when and to the extent permitted by law, the Compensation Committee generally seeks to structure executive compensation programs so that they are focused on enhancing overall financial performance.

In setting the CEO’s compensation, the Compensation Committee meets with the CEO to discuss her performance and compensation package. Decisions regarding her package are based upon the Compensation Committee’s independent deliberations and input from the Compensation Committee’s compensation consultant, if one is engaged for that purpose. In setting compensation for other named executive officers, the Compensation Committee considers the CEO’s recommendations, as well as any requested input and data from the CFO, Human Resources Department and outside consultants and advisors. The Compensation Committee occasionally requests one or more members of senior management to be present at Compensation Committee meetings where executive compensation and corporate or individual performance are discussed and evaluated. Only Compensation Committee members are allowed to vote on decisions regarding executive compensation, and such decisions occur only during its executive sessions without executive officers present.

In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise each executive’s total compensation package. The Compensation Committee also examines all incentive compensation plans at least annually to ensure that such plans do not encourage employees to take unnecessary or excessive risks that threaten the Corporation’s value. All incentive plans contain “claw-back” provisions that require, in the event the Corporation is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under applicable securities laws or applicable accounting principles, each participant who received an award to return it to the extent the accounting restatement shows that a smaller award should have been paid. Further, all incentive plans contain ethics provisions that require a participant to repay an award in the event that the Corporation determines that the award was paid in a plan year in which the participant willfully engaged in any activity that was or is injurious to the Corporation and its affiliates. In general, the Board and/or its Compensation Committee may terminate, suspend or amend an incentive plan at any time.

Role of Compensation Consultants

The Compensation Committee has the authority and resources necessary to engage independent consultants to aid and provide direction with respect to executive compensation and benefits. The Compensation Committee maintains an engagement with Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as its independent compensation consultant to provide advice and facilitate the Committee’s deliberations with respect to executive compensation.

Aon reported directly and exclusively to the Compensation Committee and did not provide any other services to us, management or our affiliates. Aon did not make compensation-related decisions for the Compensation Committee, as the Compensation Committee always retains the authority to make all final compensation-related decisions. During 2021, and after taking into consideration the factors listed in Rule 5605(d)(3)(D) of the Nasdaq Rules, the Compensation Committee concluded that neither it nor the Corporation has any conflicts of interest with Aon and that Aon is independent from management.

Compensation Process and Plans

Annually, the Board approves the Corporation’s financial budget. The budget supports the multi-year financial objectives of the Corporation and establishes annual financial goals and targets to support achievement of these long-term financial objectives. The specific performance targets for the incentive-based plans are derived from both the annual budget and multi-year financial projections. As part of its annual review of executive compensation, the Compensation Committee reviews base salaries and makes adjustments based upon annual performance appraisals for the preceding year, the experience and qualifications of the executive officer, the scope of responsibilities of the position and the executive’s performance relative to established goals and objectives.

A critical element of the compensation philosophy is a review of the Corporation’s performance and compensation levels and mix relative to a peer group of publicly traded commercial banks. Each year, the Committee reviews this peer group and makes adjustments as necessary. Peer group data is supplemented with national compensation survey data. The comparator bank peer group for 2021 consisted of 21 banks as listed below.

Mid Penn Bancorp Inc.	Evans Bancorp Inc.
Orrstown Financial Services	Franklin Financial Services
ACNB Corp.	National Bankshares Inc.
MVB Financial Corp	AmeriServ Financial Inc.
Codorus Valley Bancorp Inc.	Salisbury Bancorp Inc.
Peoples Financial Services	Pathfinder Bancorp Inc.
Chemung Financial Corp.	Old Point Financial Corp.
Peoples Bancorp of NC Inc.	Fidelity D & D Bancorp Inc.
Penns Woods Bancorp Inc.	Union Bankshares Inc.
Citizens & Northern Corp.	Shore Bancshares Inc.
First National Corp.

The peer group was recommended by Aon and consisted of banks traded on The New York Stock Exchange or Nasdaq that met the following parameters as of December 31, 2020:

•	Post-acquisition assets between $900M and $3.0B

•	Located in the mid-Atlantic or Northeast regions; excluding Middle East

•	Non-Interest Income as a % of total revenue 15%-40%

•	Headquarters location with population below the top 20 metropolitan statistical areas

•	Last 12 months return on average equity greater than 0%

Based on the 2020 Aon analysis and the judgment of the Compensation Committee, the Compensation Committee determined to continue the programs and policies utilized for 2020 into the 2021 compensation program. These programs were designed to enhance the at-risk nature of pay, increase alignment between corporate performance and executive rewards as well as between executive interests and shareholder interests, to be consistent with typical market practice and in the best interests of the Corporation.

The Compensation Committee retains discretion to increase or decrease all incentive awards based upon the superior performance, shortfalls in performance, subjective factors or extraordinary non-recurring results. For the purpose of calculating annual incentive awards for 2021, the Committee determined to exclude the positive or negative impacts of $3.3 million in expense associated with settlement of a shareholder campaign, $1.375 million in insurance reimbursement associated with that settlement, and $1.0 million in contributions for funding of the First United Community Dreams Foundation, Inc.

Compensation of Named Executive Officers in 2021

All of the Corporation’s executive officers are also executive officers of the Bank. Both the Corporation and the Bank maintain various compensation plans and arrangements for their respective executive officers, but, where appropriate, most of these plans and arrangements are structured to apply to executive officers of the consolidated group.

The following table sets forth, for each of the last two calendar years (which were also the Corporation’s last two fiscal years), the total compensation awarded to, earned by, or paid to (i) each person who served as the Corporation’s principal executive officer at any time during 2021, (ii) the Corporation’s two most highly compensated executive officers other than the principal executive officer who were serving as such as of December 31, 2021 and whose total compensation (excluding above-market and preferential earnings on nonqualified deferred compensation) exceeded $100,000 during 2021, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) had they been serving as executive officers of the Corporation as of December 31, 2021 (all such persons are referred to as the “named executive officers”). For this purpose, the term “executive officer” includes any executive officers of the Bank who performs a policy making function for the Corporation. The Corporation has determined that the named executive officers for purposes of this Proxy Statement include Ms. Rodeheaver and Messrs. Fisher and Rush. In calendar years 2021 and 2020, executive compensation included annual base salary, restricted stock units (“RSUs”) awarded pursuant to a Long-Term Incentive Plan (the “LTIP”), cash compensation paid under a Short-Term Incentive Plan (the “STIP”), and income related to certain employee benefit plans, and the table that follows reflects compensation paid by both the Corporation and the Bank.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(2)(3)	Nonequity incentive plan ($)(4)	All other compensation ($)(5)	Total ($)
Carissa L. Rodeheaver, Chairman, President & CEO	2021	400,574	-	59,198	86,473	12,841	559,086
	2020	394,654	-	97,514	35,519	11,276	538,963
Robert L. Fisher, II, Senior Vice President, Chief Revenue Officer	2021	276,943	-	40,927	58,261	10,982	387,113
	2020	272,850	-	67,418	33,327	10,507	384,102
Jason B. Rush, Senior Vice President, Chief Operating Officer	2021	253,750	-	37,500	48,143	11,459	350,852
	2020	222,000	-	51,028	28,080	8,771	309,879

Notes:

(1)	Ms. Rodeheaver also serves as a director of the Corporation and of the Bank but does not receive any separate compensation for such service.
(2)	Amounts reported are the aggregate grant date fair value of 2021 LTIP awards, computed in accordance with FASB ASC Topic 718. Awards consist of restricted stock units, a portion of which vest ratably over three years and a portion of which vest based on the achievement of certain performance criteria. The amounts relating to performance-vesting awards assume the probable outcome of performance conditions for the target potential value of the awards. For Ms. Rodeheaver, the amounts are $39,465 and $19,732 for the performance-vesting awards and the time-vesting awards, respectively. For Mr. Fisher, the amounts are $27,285 and $13,642 for the performance-vesting awards and the time-vesting awards, respectively. For Mr. Rush, the amounts are $25,000 and $12,500 for the performance-vesting awards and the time-vesting awards, respectively.
(3)	Amounts reported are the aggregate grant date fair value of 2019 and 2020 LTIP awards, computed in accordance with FASB ASC Topic 718. Awards consist of restricted stock units, a portion of which vests ratably over three years and a portion of which vests based on the achievement of certain performance criteria. The amounts relating to performance vesting awards assume the probable outcome of performance conditions for the target potential value of the awards. For Mrs. Rodeheaver, the amounts are $38,316 for the 2019 LTIP awards and $39,465 and $19,733 for the 2020 LTIP performance-vesting awards and the 2020 LTIP time-vesting awards, respectively. For Mr. Fisher, the amounts are $26,490 for the 2019 LTIP awards and $27,285 and $13,643 for the 2020 LTIP performance-vesting awards and the time-vesting awards, respectively. For Mr. Rush, the amounts are $19,828 for the 2019 LTIP and $20,800 and $10,400 for the 2020 LTIP performance-vesting awards and the time-vesting awards, respectively

(4)	Amounts reported are the total of cash awards earned for the 2021 and 2020 plan years under the 2021 and 2020 STIP, which were paid in 2022 and 2021, respectively.
(5)	Amounts include premiums related to bank-owned life insurance policies (see “Split Dollar Life Insurance Arrangements” below), group term life insurance and long-term disability insurance available to all employees and matching contributions under the 401(k) Profit Sharing Plan. The aggregate dollar value of premiums related to the bank-owned life insurance policies, the group life insurance program and long-term disability insurance was as follows: Ms. Rodeheaver, $2,691 for 2021; Mr. Fisher, $832 for 2021; and Mr. Rush, $1,587 for 2021. Matching contributions made by the Corporation for the named executive officers under the 401(k) Profit Sharing Plan were as follows: Ms. Rodeheaver, $10,150 for 2021; Mr. Fisher, $10,150 for 2021; and Mr. Rush, $9,872 for 2021.

Short-Term Incentive Plan

The STIP provides executives with the opportunity to earn cash incentives based on the achievement of pre-defined performance metrics for each calendar year. The plan consists of four performance categories, each with defined threshold, target and maximum performance and payout levels. Performance and payouts under each performance category are calculated separately, and failure to meet an acceptable performance threshold for a given category will result in no incentive payout for that category. Similarly, payouts for performance above the defined maximum level for a given category are capped, which the Compensation Committee believes limits the incentive to take unnecessary risks to receive ever-increasing incentive awards. In addition, 80% of the overall award potential is contingent on corporate performance, with the remaining 20% contingent on quantitative individual performance objectives.

For 2021, the Compensation Committee approved four goals to reward performance with the primary objectives of driving revenue, lowering costs and maintaining high asset quality. Multiple metrics were utilized to discourage excessive risk-taking by participants consistent with overall compensation philosophy. In addition to the four fundamental measures of corporate performance, the STIP also includes a minimum performance hurdle that must be attained before any awards under the plan are paid. The Corporation had to achieve a minimum of 50% of targeted net income in 2021 in order for any payout to occur in the plan, regardless of performance in any goal category. The use of this performance hurdle aligns with bank regulatory best practices intended to protect the safety and soundness of the Bank, rather than representing higher performance aspirations as with the four plan goals in the table below.

Target performance levels were set based on the annual budget which supports the Corporation’s long-term objective of achieving high performance as compared to peers. Threshold performance is the minimum level of acceptable performance as defined by the Compensation Committee and maximum performance represented a level potentially achievable under ideal circumstances. Achievement of the threshold performance level would result in each executive participant earning a payout at 50% of his or her respective target award opportunity. Achievement of the target performance level would result in the executive participant earning the target award and achievement at or above the maximum performance level would result in the executive participant earning 150% of the target opportunity. Actual results for any goal that falls between performance levels would be interpolated to calculate a proportionate award.

The Compensation Committee reviewed the results of financial operations for the established goals as approved by the Audit Committee before exercising its authority to approve the cash incentive payments on February 23, 2022. The Compensation Committee recognized that 2021 was a record year, both negatively and positively impacted by several non-recurring events. For the purpose of calculating annual incentive awards for 2021, the Committee determined to exclude the positive or negative impacts of $3.3 million in expense associated with settlement of a shareholder campaign, $1.375 million in insurance reimbursement associated with that settlement, and $1.0 million in contributions for funding of the First United Community Dreams Foundation, Inc. As part of its approval process, the Compensation Committee first determined that the net income performance hurdle was met, permitting the payment of awards as earned. They then reviewed the actual performance to each of the goals as shown in the chart below. To calculate the payment level, the weight for each goal was multiplied by the level of achievement for that goal. The total payout was calculated as the sum of all payment levels for each executive.

The 2021 net income performance for the STIP plan was achieved and the performance measures, respective weights and actual performance levels for 2021 were as follows:

Executive Officer	Corporate Goal	Weight	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Actual 2021 Performance
	ROA	40%	0.90%	1.00%	1.10%	1.25%
	Delinquency	20%	0.41%	0.37%	0.33%	0.27%
	Efficiency Ratio	20%	64.60%	61.90%	59.20%	60.26%
	Individual Goal	20%
Carissa Rodeheaver	Net Income (millions)		$16.20	$18.00	$19.70	$22.00
R.L. Fisher	Operating leverage		-1.18%	2.88%	7.77%	5.95%
Jason Rush	Non int expense/Avg Assets		2.57%	2.44%	2.31%	2.54%

The target opportunity for each named executive for the STIP and the amounts paid to each executive for each corporate goal are shown in the table below and in the Summary Compensation Table above.

			Calculated Payout
Executive Officer	Target Opportunity (as % of base salary)	Target Opportunity	ROA Ratio	Delinquency Ratio	Efficiency Ratio	Individual	2020 STIP Paid	2020 STIP as % of Target
Carissa Rodeheaver	15%	$59,198	$35,519	$17,759	$15,435	$17,759	$86,473	146%
R.L. Fisher	15%	$40,928	$24,557	$12,278	$10,671	$10,755	$58,261	142%
Jason Rush	15%	$37,500	$22,500	$11,250	$9,778	$4,615	$48,143	128%

Long-Term Incentive Plan

The LTIP is a sub-plan of the First United Corporation 2018 Equity Compensation Plan pursuant to which the Corporation will grant equity awards to reward executives for achieving long-term performance goals, to provide an opportunity for them to further align with the interests of shareholders through increased share ownership and for the retention of executive management. When shares are to be issued based on an initial dollar amount, such as a portion of a participant’s base salary, the number of shares subject to the award is determined by dividing the dollar amount by the mean between the high and low sales price of a share on the trading date immediately prior to the grant date, rounded down to the nearest whole share. Information about awards under the LTIP is set forth below.

Results of 2019 Performance-Vesting LTIP Awards Granted in 2020

The LTIP was initially conceived as an award in 2019 that would be contingent on performance over the three-year period from 2019–2021. However, due to the timing of engaging McLagan as the Compensation Committee’s independent compensation consultant, the work of designing and implementing the LTIP was not completed until early 2020.

In March 2020, the Compensation Committee granted awards of performance-vesting RSUs (“PRSUs”) payable in shares of Common Stock to each executive having a value equal to 10% of the executive’s base salary on the date of grant. The Compensation Committee selected EPS as the performance metric because of its close correlation with shareholder value over a multi-year timeframe. EPS also aligns with the Corporation’s strategic objective of increasing profitability over time, and the Compensation Committee believes that the targeted level of EPS performance reflects the Corporation’s multi-year strategic plan and will ultimately drive meaningful shareholder value. Both the EPS goal and the potential vesting levels have defined threshold, target and maximum levels. Performance at threshold level would pay at 50% of the target award and performance at or above the maximum level would pay at 150% of the target award.

The Committee reviewed the actual EPS result for the period ended December 31, 2021 and determined that it exceeded the target goal of $2.46 by 199% at $2.95. Therefore, the 2019 LTIP PRSUs vested at the maximum levels (i.e., 150% of target), and the underlying shares were issued to the named executive officers on March 9, 2022, details of which are provided below.

		2019 Long Term Incentive Plan Target Award
		(as a % of base salary as of December 31, 2018)
Executive Officer	Title	Target Opportunity	2019 PRSU Grants at 150% of Target
Carissa Rodeheaver	President & Chief Executive Officer	3,056	4,585
R.L. Fisher	SVP - Chief Revenue Officer	2,113	3,169
Jason Rush	SVP - Chief Operations Officer	1,581	2,372

LTIP for 2020

In March 2020, the Compensation Committee granted awards of both time-vesting RSUs and PRSUs to each executive having a combined value equal to 15% of the executive’s base salary on the date of grant. One third of the total grant value was awarded in RSUs and two-thirds of the total grant value was awarded in PRSUs.

The RSUs granted in 2020 will vest ratably over a three-year period beginning March 26, 2021 and ending on March 26, 2023 provided that the executive is remains employed on each vesting date. RSUs were utilized as part of the LTIP to strengthen the alignment between named executive officers and shareholders, allow executives to increase their share ownership over time, provide a retention incentive for named executive officers to remain with the Corporation and align with typical banking industry practice.

Vesting of the PRSUs granted in 2020 will be contingent on the Corporation achieving pre-defined goals with respect to EPS and tangible book value per share. Each of the two goals will be measured over the three-year period from January 1, 2020 to December 31, 2022, and include defined threshold, target and maximum performance and payout levels. Performance at threshold level will result in vesting at 50% of the target award and performance at or above the maximum level will pay at 150% of the target award. No awards will vest for a given performance measure if the defined threshold performance level for that goal is not achieved. For both measures, actual performance will be interpolated to calculate the proportionate award. If the applicable performance metrics are achieved, awards will vest on the third anniversary of the grant date, provided the executive is still employed on the vesting date. Performance-vested awards will be utilized in order to motivate and reward named executive officers for long-term performance, align the interests of named executive officers and shareholders, allow for continued growth in executive share ownership provided performance conditions are achieved, and provide a retention incentive for named executive officers to remain with the Corporation throughout the three-year vesting period.

		2020 Long Term Incentive Plan Target Award
		(as a % of base salary as of December 31, 2019)
Executive Officer	Title	RSU % of Base Salary	2020 RSU Grants	PRSU % of Base Salary	2020 PRSU Grants	Target as % of Base Salary
Carissa Rodeheaver	President & Chief Executive Officer	5.0%	1,574	10.0%	3,148	15.0%
R.L. Fisher	SVP - Chief Revenue Officer	5.0%	1,088	10.0%	2,176	15.0%
Jason Rush	SVP - Chief Operations Officer	5.0%	829	10.0%	1,659	15.0%

EPS Component 50% of Payout	Below Threshold	Threshold	Target	Maximum
Percent of grant awarded at Vest Date	0%	50%	100%	150%
Tangible Book Value Component 50% of Payout	Below Threshold	Threshold	Target	Maximum
Percent of grant awarded at Vest Date	0%	50%	100%	150%

LTIP for 2021

In May 2021, the Compensation Committee granted awards of both time-vesting RSUs and PRSUs to each executive having a combined value equal to 15% of the executive’s base salary on the date of grant. One third of the total grant value was awarded in RSUs and two-thirds of the total grant value was awarded in PRSUs.

The RSUs granted in 2021 will vest ratably over a three-year period beginning May 5, 2022 and ending on March 26, 2024 provided that the executive is remains employed on each vesting date. RSUs were utilized as part of the LTIP to strengthen the alignment between named executive officers and shareholders, allow executives to increase their share ownership over time, provide a retention incentive for named executive officers to remain with the Corporation and align with typical banking industry practice.

Vesting of the PRSUs granted in 2021 will be contingent on the Corporation achieving pre-defined goals with respect to EPS and tangible book value per share. Each of the two goals will be measured over the three-year period from January 1, 2021 to December 31, 2023, and include defined threshold, target and maximum performance and payout levels. Performance at threshold level will result in vesting at 50% of the target award and performance at or above the maximum level will pay at 150% of the target award. No awards will vest for a given performance measure if the defined threshold performance level for that goal is not achieved. For both measures, actual performance will be interpolated to calculate the proportionate award. If the applicable performance metrics are achieved, awards will vest on the third anniversary of the grant date, provided the executive is still employed on the vesting date. Performance-vested awards will be utilized in order to motivate and reward named executive officers for long-term performance, align the interests of named executive officers and shareholders, allow for continued growth in executive share ownership provided performance conditions are achieved, and provide a retention incentive for named executive officers to remain with the Corporation throughout the three-year vesting period.

		2021 Long Term Incentive Plan Target Award
		(as a % of base salary as of December 31, 2020)
Executive Officer	Title	RSU % of Base Salary	2021 RSU Grants	PRSU % of Base Salary	2021 PRSU Grants	Total Target as % of Base Salary
Carissa Rodeheaver	President & Chief Executive Officer	5.0%	1,100	10.0%	2,200	15.0%
R.L. Fisher	SVP - Chief Revenue Officer	5.0%	760	10.0%	1,521	15.0%
Jason Rush	SVP - Chief Operations Officer	5.0%	696	10.0%	1,393	15.0%

EPS Component 50% of Payout	Below Threshold	Threshold	Target	Maximum
Percent of grant awarded at Vest Date	0%	50%	100%	150%
Tangible Book Value Component 50% of Payout	Below Threshold	Threshold	Target	Maximum
Percent of grant awarded at Vest Date	0%	50%	100%	150%

Stock Ownership Guidelines

In conjunction with the LTIP, the Compensation Committee adopted stock ownership guidelines and share retention requirements for the executive officers and directors. The purpose of the ownership guidelines is to encourage the executive officers and directors to increase or maintain their holdings of the Common Stock, further aligning their interests with the interests of shareholders.

With respect to executive officers, the ownership guidelines will be expressed as a multiple of each executive’s base salary. The CEO will be expected to hold shares equal in value to 300% of her base salary, while each other named executive officers will be expected to hold shares equal in value to 100% of his or her base salary. With respect to directors other than the CEO, each director will be expected to hold shares worth at least $100,000 in value. In addition, each executive officer and each director will be expected to hold 75% and 100%, respectively, of all net shares granted to him or her by the Corporation until he or she has achieved ownership equal to the ownership guideline.

Outstanding Equity Awards at Fiscal Year End

The following table shows information regarding all unvested equity awards held by the named executive officers at December 31, 2021. These awards are subject to forfeiture until vested, and the ultimate value of the performance-based awards is unknown.

	Stock Awards
Executive Officer	Grant Date	Number of shares or units of stock that have not vested(1)	Market value of shares or units of stock that have not vested($)(2)		Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Carissa Rodeheaver	3/26/2020	4,585	$86,015	(3)
	3/26/2020	1,050	$19,698	(4)
	3/26/2020				3,148	$59,056	(5)
	5/5/2021	1,100	$20,636	(6)
	5/5/2021				2,200	$41,272	(7)
R.L. Fisher	3/26/2020	3,169	$59,450	(3)
	3/26/2020	726	$13,619	(4)
	3/26/2020				2,176	$40,821	(5)
	5/5/2021	760	$14,257	(6)
	5/5/2021				1,521	$28,534	(7)
Jason Rush	3/26/2020	2,372	$44,499	(3)
	3/26/2020	553	$10,374	(4)
	3/26/2020				1,659	$31,123	(5)
	5/5/2021	696	$13,057	(6)
	5/5/2021				1,393	$26,133	(7)

Notes:

(1)	Awards made under the LTIP
(2)	Aggregate market values are based upon the closing price of $18.76 per share of Corporation common stock at December 31 2021.
(3)	This line item relates to the 2019 PRSUs, which vested at the maximum performance level on December 31, 2021. The issuance of the underlying shares is contingent on the named executive officer remaining employed through the issuance date, which occurred on March 9, 2022.
(4)	This line item relates to time-vesting RSUs that will vest ratably over a three year term starting on March 15, 2021.

(5)	This line item relates to outstanding PRSUs that have not yet vested. The three-year performance period will end on December 31, 2022. Based on the Company’s performance through December 31, 2021, the amounts shown assume the target level of performance will be achieved. See the discussion above under the heading “LTIP for 2020” for information about these PRSUs, including the threshold, target and maximum payout levels.
(6)	This line item relates to time-vesting RSUs that will vest ratably over a three-year period starting on March 15, 2022.
(7)	This line item relates to outstanding PRSUs that have not yet vested. The three-year performance period will end on December 31, 2023. Based on the Company’s performance through December 31, 2021, the amounts shown assume the target level of performance will be achieved. See the discussion above under the heading “LTIP for 2021” for information about these PRSUs, including the threshold, target and maximum payout levels.

Employment Arrangements

All of the named executive officers are employed on an at-will basis and are not parties to any written employment agreement with the Corporation or the Bank.

In addition to base salaries paid in 2021, the named executive officers’ employment arrangements make them eligible to receive benefits under and/or participate in the 401(k) Profit Sharing Plan, the Pension Plan, the Split Dollar Life Insurance arrangements, the Deferred Compensation Plan, and, except for Mr. Fisher, the Defined Benefit Supplemental Executive Retirement Plan, described below. Mr. Fisher participates in the Defined Contribution Agreement, described below. The material terms of these plans and arrangements and the compensation and benefits available thereunder are discussed below. In addition, all executive officers are entitled to employee benefits that the Corporation makes available to all eligible employees generally, including health, dental and vision insurance, long-term disability insurance, and group term life insurance. Ms. Rodeheaver and Mr. Fisher are also provided with the use of employer-owned automobiles.

In 2021, the Corporation and certain executive officers, including each of the named executive officers, entered into Amended and Restated Agreements (each, a “Severance Agreement”) under the First United Corporation Change in Control Severance Plan (the “Severance Plan”) that provide for cash payments and employee benefits continuation to the executive officers if they experience an involuntary separation from service in connection with a change in control of the Corporation.

401(k) Profit Sharing Plan

In furtherance of the Corporation’s belief that every employee should have the ability to accrue retirement benefits, the Corporation adopted the 401(k) Profit Sharing Plan, which is available to all employees, including executive officers. Employees are automatically entered in the plan on the first of the month following completion of 30 days of service to the Corporation and its subsidiaries. Employees have the opportunity to opt out of participation or change their deferral amounts under the plan at any time. In addition to contributions by participants, the plan contemplates employer matching and the potential of discretionary contributions to the accounts of participants. The Corporation believes that matching contributions encourage employees to participate and thereby plan for their post-retirement financial future. Beginning with the 2008 plan year, the Corporation enhanced the match formula to 100% on the first 1% of salary reduction and 50% on the next 5% of salary reduction. This match is accrued for all Participants, including executive officers, immediately upon entering the plan on the first day of the month following the completion of 30 days of employment. Additionally, the Corporation accrued a non-elective employer contribution during 2021 for all employees (other than employees who participate in the Defined Benefit SERP or the Defined Contribution Agreement Plans and those employees meeting the age plus service requirement in the Pension Plan), equal to 4% of each employee’s salary for those hired after January, 2010 and 4.5% of each employee’s salary for those hired before January 1, 2010, which will be paid into the plan in the first quarter of 2022 but which were reported as accrued for the 2021 year in the Summary Compensation Table above.

Pension Plan

Prior to 2010, all employees were eligible to participate in the Pension Plan, which is a qualified defined benefit plan, upon completion of one year of service and the attainment of the age of 21. Each of our named executive officers is a participant in the Pension Plan. Retirement benefits are determined using an actuarial formula that takes into account years of service and average compensation. Normal retirement age for the defined benefit pension plan is 65 years of age with the availability of early retirement at age 55. Pension benefits are fully vested after five years of service. A year of service is defined as working at least 1,000 hours in a plan year. Effective April 30, 2010, the plan was amended, resulting in a “soft freeze”, the effect of which prohibits new entrants into the plan and ceases crediting of additional years of service after that date. Effective January 1, 2013, the plan was amended to unfreeze the plan for those employees for whom the sum of (i) their ages, at their closest birthday, plus (ii) years of service for vesting purposes equal 80 or greater. The “soft freeze” continues to apply to all other plan participants.

Defined Benefit Supplemental Executive Retirement Plan

The Bank adopted the First United Bank & Trust Defined Benefit Supplemental Executive Retirement Plan (the “Defined Benefit SERP”) so that executives could reach a targeted retirement income. The Defined Benefit SERP is available only to a select group of management or highly compensated employees, including Ms. Rodeheaver and Mr. Rush. Mr. Fisher does not participate in the Defined Benefit SERP. The Defined Benefit SERP was created to overcome qualified plan regulatory limits or the “reverse discrimination” imposed on highly compensated executives due to IRS contribution and compensation limits. In connection with the adoption of the Severance Plan, the Compensation Committee decided to credit participants with 24 years of service, regardless of actual years of service, to minimize certain income taxes that could be imposed under Section 280G of the Internal Revenue Code upon a separation from service. In the event a participant voluntarily terminates employment without good reason, his or her credited years of service will revert to actual years of service as of the date of termination. Future participants in the plan, if any, will be credited with actual years of service.

The Defined Benefit SERP benefit is equal to 2.5% of the executive’s Final Pay (defined below) for each year of service through age 60 (up to a maximum of 24 years) plus 1% of Final Pay for each year of service after age 60 (up to a maximum of 5 years), for a total benefit equal to 65% of Final Pay. The Compensation Committee chose this plan design to provide competitive retirement benefits and to encourage service. The Defined Benefit SERP was designed primarily to supplement benefits payable under the Pension Plan and, as such, it would be appropriate to measure Defined Benefit SERP benefits using an actuarial formula (i.e., years of service and final pay) similar to that used under the Pension Plan. Accordingly, the Defined Benefit SERP benefits are offset by any accrued benefits payable under the Pension Plan and 50% of the social security benefits received by the participant. For purposes of the Defined Benefit SERP, “Final Pay” means an amount equal to the participant’s annual base salary rate in effect immediately prior to his or her Separation from Service. A “Separation from Service” is defined as any termination of employment for any reason that satisfies the separation from service rules of Section 409A of the Code.

The normal retirement Defined Benefit SERP benefit is paid following Normal Retirement, which is defined as a Separation from Service (as defined in the Defined Benefit SERP) after attaining age 60 and providing at least 10 years of service. Each participant is entitled to elect, upon initial participation, whether to receive the benefit in a single lump sum or in the form of a single life annuity, a level payment single life annuity, a level payment single life annuity with 120 months of guaranteed payments, a 50% joint and survivor level payment annuity, a 75% joint and survivor level payment annuity, or a 100% joint and survivor level payment annuity. Annuity payments will be made on a monthly basis and are subject to actuarial adjustments. Payments under a life annuity will be determined based on the expected remaining number of years of life for the annuitant and actuarial tables as of the time the annuity begins. Payments under any form of annuity other than a single life annuity will be determined using the same actuarial equivalent assumptions used for the Pension Plan. If a participant fails to make an election, he or she will receive the benefit as a level payment single life annuity.

A participant vests in his or her accrued normal retirement Defined Benefit SERP benefit upon 10 years of service, upon Normal Retirement, upon a Separation from Service due to Disability (as defined in the Defined Benefit SERP), and upon the participant’s death. Upon a Separation from Service following a Change in Control (as defined in the Defined Benefit SERP) and a subsequent Triggering Event (as defined in the Defined Benefit SERP), a participant will vest in the greater of (i) 60% of Final Pay or (ii) his or her accrued normal retirement Defined Benefit SERP benefit through the date of the Separation from Service.

Generally, the distribution of a participant’s Defined Benefit SERP benefit will begin following the participant’s Normal Retirement. If the participant suffers a Separation from Service due to death or following a Disability, then the participant or his or her designated beneficiaries will receive a lump sum payment equal to the actuarial equivalent of his or her accrued Defined Benefit SERP benefit. If the participant suffers a Separation from Service other than due to Cause (as defined in the Defined Benefit SERP) after 10 years of service but prior to Normal Retirement, then he or she will receive the normal retirement Defined Benefit SERP benefit that has accrued through the date of the Separation from Service at age 60, in the form elected. If the participant suffers a Separation from Service following a Change in Control and subsequent Triggering Event, then the distribution of his or her normal retirement Defined Benefit SERP benefit that has accrued through the date of the Separation from Service will begin, in the form elected, once the participant reaches age 60. If the participant dies following the commencement of distributions but prior to the complete distribution of his or her vested and accrued Defined Benefit SERP benefit, then distributions will be paid to his or her beneficiaries only if he or she chose a joint and survivor annuity form of distribution or a 10-year guaranteed payment lifetime annuity (and then only until the guaranteed payments have been made).

A participant will lose all Defined Benefit SERP benefits if he or she is terminated for Cause. In addition, each participant has agreed that the receipt of any Defined Benefit SERP benefits is conditioned upon his or her (i) refraining from competing with the Corporation and its subsidiaries in their market areas for a period of three years following his or her Separation from Service, (ii) refraining from disclosing the Corporation’s confidential information following a Separation from Service, and (iii) remaining available to provide up to six hours of consultative services per month for twelve months after his or her Separation from Service. Items (i) and (iii) do not apply, however, if the Separation from Service results from a Change in Control and subsequent Triggering Event. If a participant breaches any of these conditions, then he or she is obligated to return all Defined Benefit SERP benefits paid to date plus interest on such benefits at the rate of 10% per year.

The amounts that could be paid to Ms. Rodeheaver and Mr. Rush under the Defined Benefit SERP upon a separation from service is shown below in the table set forth below under the heading, “Benefits Upon a Separation from Service”.

Split Dollar Life Insurance Arrangements

The Bank purchased policies of bank owned life insurance (“BOLI”) in the aggregate amounts of $18 million in 2001, $2.3 million in 2004, $2.8 million in 2006, $10 million in 2009 and $5.5 million in 2015 to help offset the costs of providing benefits under all benefit plans and arrangements. The Bank is the sole owner of these BOLI policies, has all rights with respect to the cash surrender values of these BOLI policies, and is the sole death beneficiary under these BOLI policies.

Because the Compensation Committee believes that it is important to reward officers for their loyalty and service, the Corporation has agreed, pursuant to Endorsement Split Dollar Agreements, to assign a portion of the cash benefits payable under these BOLI policies to the executive officers’ named beneficiaries in the event they die while employed. Participation under the Split-Dollar Life Insurance arrangements can be terminated for any reason, at any time, by either the Bank or the covered officer. The Bank terminates each covered officer’s participation when his or her employment is terminated. The current death benefits payable to the beneficiaries of the named executive officers under these arrangements are shown in the table under the heading “Benefits Upon a Separation from Service” below.

Deferred Compensation Plan and Defined Contribution Agreement

The Corporation’s directors and those executives selected by the Compensation Committee are permitted to participate in the Deferred Compensation Plan. Each of the named executive officers is entitled to participate in the Deferred Compensation Plan. The Deferred Compensation Plan permits directors and executives to elect, each year, to defer receipt of up to 100% of their directors’ fees, salaries and bonuses, as applicable, to be earned in the following year. The deferred amounts are credited to an account maintained on behalf of the participant (a “Deferral Account”) and are deemed to be invested in certain investment options established from time to time by the Investment Committee of the Bank’s Trust Department. Additionally, the Corporation may make discretionary contributions for the benefit of a participant to an Employer Contribution Credit Account (the “Employer Account”), which will be deemed to be invested in the same manner as funds credited to the Deferral Account. Each Deferral Account and Employer Account is credited with the gain or loss generated on the investments in which the funds in those accounts are deemed to be invested, less any applicable expenses and taxes.

A participant is always 100% vested in his or her Deferral Account. The Corporation is permitted to set a vesting date or event for the Employer Account, and such date may be based on the performance by the participant of a specified number of completed years of service with the Corporation, may be based on the participant’s performance of specified service goals with respect to the Corporation, may be limited to only certain termination of employment events (e.g., involuntary termination, those following a change of control, etc.), or may be based on any other standard, at the Corporation’s sole and absolute discretion. Notwithstanding the foregoing, a participant will become 100% vested in his or her Employer Account if he or she terminates employment (or, in the case of a participant who is a non-employee director, terminates membership on the Board) because of death or Total and Permanent Disability (as defined in the Deferred Compensation Plan). Each participant will also become 100% vested in his or her Employer Account in the event of a Change in Control (as defined in the Plan).

Generally, a participant is entitled to choose, pursuant to an election form, the date on which his or her account balances are to be distributed, subject to any restrictions imposed by the Corporation and the trustee under the Deferred Compensation Plan in their sole and absolute discretion and applicable law. If a participant fails to select a distribution date, then distributions will begin on or about the date of the participant’s termination of employment or director status with the Corporation. The participant may choose whether his or her account balances are to be distributed in one lump sum or in equal annual installments selected by the participant between 2 and 10 installments. If a participant fails to elect a payment date or the method of payment, then the account balances will be distributed in one lump sum following termination of employment. If distributions are made in installments, then the undistributed balance will continue to be deemed invested in the chosen investment options, and the accounts will be credited or debited accordingly, until all amounts are distributed.

If a participant dies or experiences a Total and Permanent Disability before terminating his or her employment or director status with the Corporation and before the commencement of payments, then the entire balance of the participant’s accounts will be paid to the participant or to his or her named beneficiaries, as applicable, as soon as practicable following death or Total and Permanent Disability. If a participant dies after the commencement of payments but before he or she has received all payments to which he or she is entitled, then the remaining payments will be paid to his or her designated beneficiaries in the manner in which such benefits were payable to the participant. Upon a Change in Control, the entire balance of a participant’s accounts will be paid in a single lump sum payment.

The Deferred Compensation Plan provides for limited distributions in the event of certain financial hardships.

On January 9, 2015, the Corporation entered into a participation agreement under the Deferred Compensation Plan, styled as the First United Corporation Defined Contribution Agreement (the “Defined Contribution Agreement”), with Mr. Fisher pursuant to which the Corporation agreed, for each Plan Year (as defined in the Deferred Compensation Plan) in which it determines that it has been Profitable (as defined in the Defined Contribution Agreement), to make a discretionary contribution to the Employer Account of Mr. Fisher in an amount equal to 15% of his base salary for such Plan Year, with the first Plan Year being the year ending December 31, 2015. Mr. Fisher received Employer Contribution Credits of $41,541 for the 2021 Plan Year and $40,928 for the 2020 Plan Year. The Defined Contribution Agreement provides that Mr. Fisher will become 100% vested in the amount maintained in his Employer Account upon the earliest to occur of the following events: (i) his Normal Retirement (as defined in the Defined Contribution Agreement); (ii) his Separation from Service (as defined in the Defined Contribution Agreement) following a Change of Control (as defined in the Deferred Compensation Plan) and subsequent Triggering Event (as defined in the Defined Contribution Agreement); (iii) his Separation from Service due to a Disability (as defined in the Defined Contribution Agreement); (iv) with respect to a particular award of Employer Contribution Credits, his completion of two consecutive Years of Service (as defined in the Defined Contribution Agreement) immediately following the Plan Year for which such award was made; or (v) his death. Notwithstanding the foregoing, however, Mr. Fisher will lose his entitlement to the amount credited to his Employer Account if he is terminated for Cause (as defined in the Defined Contribution Agreement). In addition, the Defined Contribution Agreement conditions his entitlement to the amounts credited to his Employer Account on his (a) refraining from engaging in Competitive Employment (as defined in the Defined Contribution Agreement) for three years following his Separation from Service, (b) refraining from injurious disclosure of confidential information concerning the Corporation, and (c) remaining available, at the Corporation’s reasonable request, to provide at least six hours of transition services per month for 12 months following his Separation from Service (except in the case of death or Disability), except that only item (b) will apply in the event of a Separation from Service following a Change of Control and subsequent Triggering Event. In the event that Mr. Fisher violates any of those conditions, then he will forfeit all then-unpaid amounts in his Employer Account and be obligated to reimburse the Corporation for all amounts theretofore paid to him, plus interest thereon at the rate of 10% per year.

Benefits upon a Separation from Service

As noted above, the Corporation has entered into Severance Agreements under the Severance Plan with Ms. Rodeheaver and Messrs. Fisher and Rush; however, the Corporation has not made any payments under the Severance Agreements to date.

The Corporation’s obligations under the Severance Agreements would be triggered if the participating executive officer’s employment were to be terminated by the Corporation without Cause (as defined in the Severance Agreement) or by the executive for Good Reason (as defined in the Severance Agreement) during the period commencing on the date that is 90 days before a Change in Control (as defined in the Severance Plan) and ending on the first anniversary of a Change in Control (the “Protection Period”). In such case, Ms. Rodeheaver would be entitled to receive a lump sum cash payment equal to 2.99 times her Final Pay and each of Mr. Fisher and Mr. Rush would be entitled to receive a lump sum cash payment equal to 2.0 times his Final Pay (as defined in the Severance Agreement), the immediate vesting of all equity-based compensation awards that have been granted to the executive, and a monthly cash payment for 24 months following the date of termination equal to the amount that the Corporation would have paid to cover the executive under the Corporation’s medical and dental plan(s) had the executive remained an active employee of the Corporation during such period, after giving effect to any amounts that the executive would have paid for such coverages had he or she remained an active employee during such period (employed monthly premium for a similar policy), and outplacement services for up to 12 months.

Each of the Severance Agreements provides that the amount of all severance benefits described above, plus the amount of all benefits under any other plan or arrangement, the payment of which is deemed to be contingent upon a change in the ownership or effective control of the Corporation (as determined under Section 280G of the Code), may not exceed 2.99 times the participant’s “annualized includable compensation for the base period” (i.e., the average annual compensation that was includable in his or her gross income for the last five taxable years ending before the date on which the Change in Control occurs).

Each Severance Agreement has a one-year term, which automatically renews for additional one-year terms unless the Corporation provides the participant with six months’ prior notice of its intention not to renew the Severance Agreement, except that the Severance Agreement will automatically terminate at the expiration of the Protection Period.

The table that follows shows the estimated present value of benefits that could have been paid to the named executive officers as of December 31, 2021 under the Severance Plan, the SERP and the Split Dollar Life Insurance Arrangements upon an applicable separation from service and/or a change in control event. As discussed above, subject to certain conditions, participants in the SERP are entitled to receive their vested benefits (offset by Pension Plan benefits, 50% of social security benefits and, in the case of death, benefits paid under the Split Dollar Life Insurance arrangements described above) if they suffer a separation from service other than for cause. No SERP benefits are payable if a participant’s separation from service was for cause. Except in the cases of a separation from service due to death or disability, the payment of SERP benefits does not commence until the later of normal retirement or attainment of age 60 for the SERP.

Potential Payments Upon Termination or Change in Control

	Ms. Rodeheaver	Mr. Fisher	Mr. Rush
Death(1):
Severance Plan - Cash Benefit	$-	$-	$-
Severance Plan - Benefit Continuation(2)	-	-	-
Estimated SERP Benefit(3)	2,611,800	-	837,300
Deferred Compensation Plan or Contribution Agreement(4)	-	191,133	-
Equity Awards(5)	157,658	108,994	86,916
Estimated Split-Dollar Benefit	25,000	25,000	25,000
Total	$2,794,458	$325,127	$949,216
Change in Control, Disability, Involuntary Termination other than for Cause, or Voluntary Termination for Good Reason(1):
Severance Plan - Cash Benefit	$1,197,716	$553,886	$507,500
Severance Plan - Benefit Continuation(2)	25,643	36,721	2,706
Estimated SERP Benefit(3)	2,636,800		862,300
Deferred Compensation Plan or Contribution Agreement(4)	-	191,133	-
Equity Awards(5)	157,658	108,994	86,916
Estimated Split-Dollar Benefit	-		-
Total	$4,017,817	$890,734	$1,459,422
Voluntary Termination Without Good Reason(1):
Severance Plan - Cash Benefit	$-	$-	$-
Severance Plan - Benefit Continuation(2)	-	-	-
Estimated SERP Benefit(3)	2,636,800		862,300
Deferred Compensation Plan or Contribution Agreement(4)	-	191,133	-
Equity Awards(5)	-	-	-
Estimated Split-Dollar Benefit	-	-	-
Total	$2,636,800	$191,133	$862,300

Notes:

(1)	The termination events in this column are summarized. Please see the full descriptions of each plan above to determine the eligible triggering events for the payments under each applicable plan.
(2)	Amounts reflect the value of two years’ continued coverage under the Corporation’s benefit plans. Such amounts are calculated at current rates and current cost sharing formulas, as future costs are unknown.
(3)	The Defined Benefit SERP benefit payable to any named executive officer who terminates his or her employment without good reason is based on actual years of service rather than 24 years of credited service. Both Ms. Rodeheaver and Mr. Rush have over 24 actual years of service. Mr. Fisher does not participate in the Defined Benefit SERP Plan.
(4)	The amount reported for Mr. Fisher is the portion of the Employer Contribution Credits that have accrued under the Defined Contribution Agreement and become vested as of December 31, 2021.
(5)	Amounts represent the value of unvested restricted stock units that will vest upon termination according to the terms of each award agreement. Awards that vest upon achievement of performance criteria will partially vest based on the number of days elapsed in the performance period at the time of death or disability. The amounts shown are calculated based on the closing price of Corporation common stock of $18.76 on December 31, 2021.
(6)	Amounts represent the value of unvested restricted stock units that will vest upon termination according to the terms of each award agreement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two fiscal years, the Bank has had banking transactions in the ordinary course of its business with certain directors and officers of the Corporation and with their affiliates. These transactions were on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with person who are not related to the Bank.

In addition to the foregoing, MP&B provides various printing services (marketing materials, account statements, and other routine items), document storage and warehouse services, and related services to the Corporation. Total fees paid by the Corporation to this corporation in 2021 and 2020 were $154,829 and $194,784, respectively. The Corporation has again retained MP&B to provide these services in 2022, for which it expects to pay approximately $200,000. Management believes that all of the foregoing transactions with this corporation are or will be on terms that are substantially similar to those that would be available if a person unrelated to the Corporation were to provide these services.

The Corporation and the Bank have adopted written policies and procedures to help ensure that the Corporation and the Bank comply with all legal requirements applicable to related party transactions. Among other policies and procedures, the Audit Committee of the Board must review and approve transactions with directors, executive officers and/or their respective related interests and submit such transactions to the full Board for approval. This review is intended to ensure compliance with Regulation O, which imposes requirements for extensions of credit to directors and executive officers, Sections 23A and 23B of the Federal Reserve Act, which governs transactions between the Bank and its affiliates, and Section 5-512 of the Financial Institutions Article of the Annotated Code of Maryland, which limits, and requires periodic review and approval of, extensions of credit to directors and executive officers.

CHARTER AMENDMENT TO ADOPT A MAJORITY VOTE STANDARD (Proposal 2)

Summary of the Proposal

The MGCL provides that certain actions of a Maryland corporation must, assuming that they have been declared advisable by the board of directors, be approved by the affirmative vote of shareholders holding at least two-thirds of all shares entitled to be cast on the matter (each, an “Extraordinary Action”). These Extraordinary Actions include certain mergers and consolidations, a share exchange, a sale of all or substantially all of the corporation’s assets, a conversion into another form of entity, certain charter amendments, the dissolution of the corporation, and the reinstatement of the corporation’s charter following its forfeiture. The MGCL provides further, however, that a Maryland corporation’s charter may provide for the approval of Extraordinary Actions by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter (a “Majority Vote Provision”). Notwithstanding the foregoing, a Majority Vote Provision cannot alter the voting standards applicable to a non-exempt “business combination” with an “interested stockholder” of the corporation, as such terms are defined in the Maryland Business Combination Act.

The Corporation’s Charter does not include a Majority Vote Provision. As such, Extraordinary Actions involving the Corporation currently must be approved by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter. This aspect of the Charter has existed since the Corporation’s incorporation in 1984. At that time, the Board believed that requiring a supermajority vote for Extraordinary Actions was an important element of the Corporation’s governance structure, serving to facilitate corporate governance stability by requiring broad shareholder consensus to make certain fundamental changes to our governance, and was in the best interests of the Corporation and shareholders. Since that time, corporate governance standards have evolved, as have the views of the Corporation’s shareholders. Although such protection could be, in certain instances, beneficial to shareholders, many investors now view a supermajority vote requirement as limiting the Board’s accountability to shareholders by impeding shareholders’ ability to approve ballot items that might be in their interests and by limiting the ability of shareholders to effectively participate in corporate governance.

Accordingly, shareholders will be asked at the 2022 Annual Meeting to approve an amendment to the Charter that will add a Majority Vote Provision. The text of the proposed amendment is attached to this Proxy Statement as Appendix A (the “Charter Amendment”), which is incorporated into this discussion by reference. This description of the proposed Charter Amendment is only a summary and is qualified in its entirety by reference to the actual, full text of the proposed Charter Amendment as set forth in Appendix A, which you are encouraged to read.

Rationale for the Proposal

At the 2021 Annual Meeting of shareholders, the Board asked shareholders to voice their opinions as to whether the Corporation should amend the Charter to add a Majority Vote Provision, and through an advisory vote, shareholders overwhelmingly voted in favor of such an amendment. After considering various factors with respect to the implementation of such a voting standard including, among other things, the views expressed by our shareholders and/or their stewardship policies as well as our Board’s desire to align the Corporation’s governance structures with best-in-class corporate governance practices, the Board declared the Charter Amendment advisable and directed that it be submitted to shareholders at the 2022 Annual Meeting, with a recommendation that shareholders approve the Charter Amendment.

The MGCL does not allow the Board to unilaterally amend the Charter to change the voting standard applicable to Extraordinary Actions, so stockholder approval of the foregoing amendment is required.

Vote Required

Approval of the Charter Amendment pursuant to this Proposal 2 requires the affirmative vote of holders of at least two-thirds (66 2/3%) of the outstanding shares of the Common Stock entitled to vote on the Proposal (each share conferring one vote). Because the vote required to approve the Charter Amendment is based on the total number of shares outstanding rather than the votes cast at the 2022 Annual Meeting, abstentions and broker non-votes (if any) will have the effect of a vote against the Charter Amendment. Accordingly, it is very important that shareholders vote their shares on this Proposal 2.

The Board unanimously recommends that shareholders vote “FOR” the approval of the Charter Amendment described in this Proposal 2.

        NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal 3)

The Corporation is providing shareholders with the opportunity, by casting a non-binding advisory vote, to approve or disapprove the compensation paid to its named executive officers for 2021, as discussed in this Proxy Statement pursuant to Item 402 of the Regulation S-K (commonly referred to as the “Say-on-Pay Vote”). This advisory vote is required by Rule 14a-21(a) under the Exchange Act, but the frequency of the vote (every year, every two years, or every three years) is at the discretion of the Board. Rule 14a-21(b) under the Exchange Act requires the Board to ask shareholders, at least every six years, to recommend the frequency of the Say-on-Pay Vote. At the 2021 Annual Meeting of Shareholders, shareholders recommended that future Say-on-Pay Votes take place every year, and the Board has determined to submit the Say-on-Pay Vote to shareholders on an annual basis.

The Corporation’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Corporation’s success in dynamic and competitive markets. The section of this Proxy Statement entitled “Executive Compensation” contains the information required by Item 402 of Regulation S-K with respect to the compensation paid to the named executive officers and discusses in detail the Corporation’s executive compensation program and the compensation that was earned by, awarded to or paid to the Corporation’s named executive officers for 2021.

At the 2022 Annual Meeting, shareholders will be asked to adopt the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the named executive officers of First United Corporation, as disclosed in its definitive proxy statement for the 2022 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including in the section entitled “COMPENSATION OF EXECUTIVE OFFICERS”, is hereby approved.

Although the Board believes that it is important to seek the views of shareholders on the design and effectiveness of the Corporation’s executive compensation program, you should understand that your vote is advisory and, as a result, will not be binding upon the Board or the Compensation Committee, overrule any decision made by the Board or the Compensation Committee, or create or imply any additional fiduciary duty by the Board or the Compensation Committee. The Board and/or the Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board and the Compensation Committee believe that the Corporation’s compensation policies and procedures applicable to the named executive officers are reasonable in comparison both to the Corporation’s peer group and to the Corporation’s performance during 2021.

Because this advisory vote relates to, and may impact, the Corporation’s executive compensation policies and practices, the Corporation’s executive officers, including its named executive officers, have an interest in the outcome of this vote.

Vote Required; Conclusion and Recommendation

The affirmative vote of a majority of all of the votes cast at the 2022 Annual Meeting is required for the non-binding, advisory resolution approving the compensation of the Corporation’s named executive officers. Abstentions and broker non-votes will not be counted as votes cast, and, therefore will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The Board unanimously recommends that shareholders vote “FOR” adoption of the foregoing non-binding advisory resolution.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 26, 2021, after completing a request for proposal process that it commenced in November 2020 and considering proposals from various accounting firms, the Audit Committee dismissed Baker Tilly US, LLP (“Baker Tilly”) as the Corporation’s independent registered public accounting firm. Baker Tilly served as the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2020. The report of Baker Tilly on the consolidated financial statements of First United as of and for the year ended December 31, 2020 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the year ended December 31, 2020 and the subsequent period from December 31, 2020 through March 26, 2021, the Corporation did not have any disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference thereto in its report on the Corporation’s consolidated financial statements for the year ended December 31, 2020. During the year ended December 31, 2020 and the subsequent period from December 31, 2020 through March 26, 2021, the Corporation did not have any “reportable events” as described in Item 304 (a)(1)(v) of the SEC’s Regulation S-K.

On April 1, 2021, the Audit Committee appointed Crowe LLP to serve as the Corporation’s independent registered public accounting firm for the year ended December 31, 2021.

During the year ended December 31, 2020 and the subsequent period from December 31, 2020 through April 1, 2021, neither the Corporation nor anyone acting on its behalf consulted Crowe LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of the SEC’s Regulation S-K.

RATIFICATION OF APPOINTMENT OF CROWE LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 4)

At the 2022 Annual Meeting, shareholders will be asked to ratify the Audit Committee’s appointment of Crowe LLP to audit the books and accounts of the Corporation for the fiscal year ending December 31, 2022. Crowe LLP has advised the Corporation that neither the accounting firm nor any of its partners or associates has any direct financial interest in or any connection with the Corporation other than as independent public auditors. The Corporation does not expect that a representative of Crowe LLP will be present at the 2022 Annual Meeting. Accordingly, a representative of Crowe LLP is not expected to make statements at the 2022 Annual Meeting or be available to respond to appropriate questions.

Vote Required; Conclusion and Recommendation

The affirmative vote of a majority of all of the votes cast at the 2022 Annual Meeting is required to ratify the appointment of our independent public accountant. Abstentions and broker non-votes will not be counted as votes cast, and, therefore, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for 2022.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

AUDIT FEES AND SERVICES

Baker Tilly did not provide any audit or other services to the Corporation in 2021. The following table shows the fees paid or accrued by the Corporation in 2020 for the audit and other services provided by Baker Tilly:

FY 2020
Audit Fees	$391,125
Audit Related Fees	0
Tax Fees	0
All Other Fees	0
Total	$391,125

Baker Tilly’s Audit Fees include fees associated with the annual audit, the reviews of the Corporation’s Quarterly Reports on Form 10-Q, and the attestation of management’s reports on internal control over financial reporting contained in the Annual Report on Form 10-K for 2020.

Crowe LLP did not provide any audit or other services during 2020. The following table shows the fees paid or accrued by the Corporation in 2021 for the audit and other services provided by Crowe LLP:

FY 2021
Audit Fees	$308,000
Audit Related Fees	0
Tax Fees	0
All Other Fees	0
Total	$308,000

Crowe LLP’s Audit Fees include fees associated with the annual audit, the reviews of the Corporation’s Quarterly Reports on Form 10-Q, and the attestation of management’s reports on internal control over financial reporting contained in the Annual Report on Form 10-K for 2021.

       It is the Audit Committee’s policy to pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act, which, when needed, are approved by the Audit Committee prior to the completion of the independent registered public accounting firm’s audit. All of the 2021 and 2020 services described above were pre-approved by the Audit Committee.

ADJOURNMENT OR POSTPONEMENT OF 2022 ANNUAL MEETING, IF NECESSARY (Proposal 5)

In the event there are not sufficient votes at the 2022 Annual Meeting to approve any of Proposals 1 through 4, the Board intends to ask shareholders to approve the adjournment or postponement of the 2022 Annual Meeting to a later date or dates to permit further solicitation of additional proxies.

Vote Required and Recommendation

The affirmative vote of a majority of all of the votes cast at the 2022 Annual Meeting is required to approve the adjournment of postponement of the 2022 Annual Meeting pursuant to this Proposal 5. Abstentions and broker non-votes will not be counted as votes cast, and, therefore, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The Board unanimously recommends that shareholders vote “FOR” the approval, if necessary or appropriate, of the adjournment or postponement of the 2022 Annual Meeting as contemplated in this Proposal 5.

DELINQUENT SECTION 16(a) REPORTS

Pursuant to Section 16(a) of the Exchange Act (“Section 16(a)”) and the rules promulgated thereunder, the Corporation’s executive officers and directors, and persons who beneficially own more than 10% of the Common Stock, are required to file certain reports regarding their ownership of Common Stock with the SEC. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are also required to furnish the Corporation with copies of all Section 16(a) reports that they file with the SEC. Based solely on a review of copies of such reports and amendments thereto filed electronically with the SEC during the year ended December 31, 2021, or written representations that no reports were required, the Corporation believes that no Director, executive officer or other greater than 10% beneficial owner of either class of our Common Stock failed to timely file with the SEC one or more required reports on Form 3, 4 or 5, for 2021, with the exception of the late filings for (i) Robert L. Fisher, II who filed one late Form 4 (relating to one disposition of stock to the Corporation to cover taxes due upon the settlement of an equity award), (ii) Carissa L. Rodeheaver who filed one late Form 4 (relating to two purchases of stock pursuant to a dividend reinvestment program), and (iii) Jason B. Rush who filed one late Form 4 (relating to one purchase of stock pursuant to a dividend reinvestment program).

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

A shareholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for, and voted on by the shareholders at, the 2023 Annual Meeting of Shareholders must submit such proposal in writing, including all supporting materials, to the Corporation at its principal office no later than December 1, 2022 (120 days before the date of mailing based on this year’s proxy statement date) and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a shareholder intends to present a proposal for business to be considered at the 2023 Annual Meeting of Shareholders but does not seek inclusion of the proposal in the Corporation’s proxy statement for such meeting, then the Corporation must receive the proposal by February 14, 2023 (45 days before the date of mailing based on this year’s proxy statement date) for it to be considered timely received. If notice of a shareholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

DEADLINES FOR RECEIPT OF DIRECTOR NOMINATIONS

As discussed above in the section of this Proxy Statement entitled “CORPORATE GOVERNANCE AND RELATED MATTERS - Director Recommendations and Nominations”, A shareholder who desires to nominate a candidate for election to the Board at an Annual Meeting of Shareholders may do so only in accordance with Section 4 and, if applicable, Section 14 of Article II of the Bylaws. To be timely, the written notice of a shareholder’s intention to nominate a candidate for election at the 2023 Annual Meeting of Shareholders pursuant Section 4(a)(ii) or Section 4(a)(iii) and Section 14 of the Bylaws, together with all supporting information, must be received by the Chairman of the Board or the President not earlier than November 13, 2022 and no later than December 13, 2022.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Corporation’s Annual Report on Form 10-K for fiscal year ended December 31, 2021 as filed with the SEC is being mailed to shareholders together with this Proxy Statement. Copies of the Corporation’s Annual Report to Shareholders may also be obtained by shareholders without charge by directing the request to c/o Tonya K. Sturm, Secretary, 19 South Second Street, Oakland, Maryland 21550-0009 or (301) 533-2390 or by accessing http://www.edocumentview.com/FUNC. Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement nor does it form any part of the material for soliciting proxies.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks, trustees and other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of banks, brokers, trustees and other nominees with account holders who are our shareholders may be householding our proxy materials. A single Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders be delivered to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your bank, broker, trust or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders please notify your bank, broker, trust or other nominee and direct your request to c/o Tonya K. Sturm, Secretary, 19 South Second Street, Oakland, Maryland 21550-0009 or (301) 533-2390. Shareholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their bank, broker, trust or other nominee.

OTHER MATTERS

As of the date of this Proxy Statement, the Board is not aware of any matters, other than those stated above, that may properly be brought before the 2022 Annual Meeting. If other matters should properly come before the 2022 Annual Meeting or any adjournment or postponement thereof, to the extent permitted by Rule 14a-4(c) of the Exchange Act, persons named in the enclosed proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.

By order of the Board of Directors,

JOHN W. MCCULLOUGH
Independent Lead Director

Oakland, Maryland March 31, 2022

APPENDIX A

ARTICLES OF AMENDMENT

TO

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

FIRST UNITED CORPORATION

FIRST UNITED CORPORATION, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

First: The charter of the Corporation is hereby amended by deleting in its entirety paragraph (c) of Article SIXTH of the Corporation’s Articles of Amendment and Restatement, filed with SDAT on May 5, 1998, as amended by Articles of Amendment filed with SDAT on June 2, 2021, and inserting the following in lieu thereof:

(c)       The Corporation reserves the right to amend its Charter so that such amendment may alter the contract rights, as expressly set forth in the Charter, of any class of outstanding stock. Except (i) for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter and/or (ii) as expressly required otherwise by Maryland law, any amendment to the Charter shall be valid only if declared advisable by Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast on the matter.

Second: The amendment to the charter set forth in these Articles of Amendment were duly advised by the Board of Directors of the Corporation and duly approved by the stockholders of the Corporation in the manner and by the vote required by the Maryland General Corporation Law and the charter of the Corporation. The manner in which the foregoing amendments were advised, authorized, and approved is set forth below.

(a)       At a meeting thereof duly held on ___________, 2022, the Board of Directors of the Corporation adopted resolutions that (i) set forth the amendment, (ii) declared the amendment advisable, and (iii) directed that the amendment be submitted to the stockholders of the Corporation for consideration.

(b)       At a meeting thereof duly held on May __, 2022, the stockholders of the Corporation approved the amendment.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Chairman, President and Chief Executive Officer and attested by its Secretary on this ___ day of ___, 2022, and they acknowledge the same to be the act of the Corporation, and that to the best of their knowledge, information and belief, all matters and facts stated herein are true in all material respects, and that this statement is made under the penalties of perjury.

ATTEST:	FIRST UNITED CORPORATION

By:
Tonya K. Sturm, Secretary	Name:	Carissa L. Rodeheaver
	Title:	Chairman, President & CEO

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION – DATED MARCH 7, 2022 000004 MMMMMMMMM ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/FUNC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FUNC 2022 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 – 5. 1. Election of Directors: + For Against Abstain For Against Abstain 01 - I. Robert Rudy 02 - H. Andrew Walls, III 2. To approve an amendment to the Corporation’s charter (the For Against Abstain 3. To approve, by a non-binding advisory vote, the compensation For Against Abstain “Charter”) to reduce the votes required to approve certain paid to the Corporation’s named executive officers for 2021 shareholder actions, from two-thirds of all votes entitled to be cast on the matter to a majority of all votes entitled to be cast on the matter 4. To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for 2022. For Against Abstain For Against Abstain 5. If necessary or appropriate, to approve the adjournment or postponement of the 2022 Annual Meeting to a later date or dates to permit further solicitation of additional proxies in the event there are not sufficient votes at the special meeting to approve any of the foregoing Proposals. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 U P X 5 3 6 4 7 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03LMFD

The 2022 Annual Meeting of Shareholders of First United Corporation will be held on May 12, 2022 at 10:00 AM EST, virtually via the internet at www.meetnow.global/FUNC2022. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FUNC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. First United Corporation + Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2022 Carissa L. Rodeheaver and Tonya K. Sturm, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of First United Corporation to be held on May 12, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the director nominees in Proposal 1 and FOR Proposals 2-5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +